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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231964

Prospectus Supplement
(To Prospectus dated June 5, 2019)

Up to $12,000,000 of Common Shares

We have entered into an equity distribution agreement with BMO Capital Markets Corp., as sales agent (the "Agent") relating to our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the equity distribution agreement we may offer and sell common shares having an aggregate offering price of up to $12,000,000 from time to time through the Agent.

Our outstanding common shares are listed for trading on the NYSE American under the symbol "PLG" and on the Toronto Stock Exchange ("TSX") under the symbol "PTM". On September 3, 2020, the closing sales price of our common shares on the NYSE American and the TSX were $2.28 and $3.00 per share, respectively. We have applied to list the common shares sold in this offering on the NYSE American and TSX.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by the Agent by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on or through the NYSE American, the existing trading market for our common shares, or on any other existing trading market for the common shares, and, if expressly authorized by our Company, in negotiated transactions. The Agent will not be permitted to purchase common shares for its own account as principal unless expressly authorized by us to do so in a placement notice. If we and the Agent agree on any method of distribution other than sales of shares of our common shares over the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. None of our common shares will be offered or sold in Canada under this prospectus supplement and the accompanying prospectus and no sales of common shares under this prospectus supplement and the accompanying prospectus will be made to anyone known by the Agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada. The Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to a placement fee of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common shares on our behalf, the Agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts.

Investing in our securities involves significant risks. Please carefully consider the risks discussed in "Risk Factors" beginning on page S-15 of this prospectus supplement and in our filings with the Securities and Exchange Commission (the "SEC") that are incorporated by reference in this prospectus supplement before making a decision to invest in our common shares.

Neither the SEC nor any state or Canadian securities regulator has approved or disapproved of the securities offered hereby, passed upon the accuracy or adequacy of this prospectus supplement or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

BMO Capital Markets

The date of this prospectus supplement is September 4, 2020

PROSPECTUS SUPPLEMENT

i

 PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our common shares, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Additional Information."

        This prospectus supplement is part of a "shelf" registration statement on Form F-3 that we filed with the SEC on June 5, 2019. Under the shelf registration process, we may from time to time offer and sell the securities described in the accompanying prospectus in one or more offerings.

        Neither we nor the underwriters have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our common shares under any circumstance in any jurisdiction where the offer or solicitation is not permitted. We are not offering to sell, or seeking offers to buy, common shares in Canada, to anyone known by the Agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of common shares hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

        All references in this prospectus supplement to "the Company", "Platinum Group Metals", "Platinum Group", "we", "us", or "our" refer to Platinum Group Metals Ltd. and the subsidiary through which it conducts its business unless otherwise indicated.

        Unless otherwise specified, all financial information has been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB").

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        Unless stated otherwise or the context otherwise requires, all references to dollar amounts in this prospectus supplement and the prospectus are references to United States dollars. All references to "C$" are to Canadian dollars, references to "$" are to United States dollars and references to "R" or "Rand" are to South African Rand.

        The following table sets forth the rate of exchange for the United States dollar expressed in Canadian dollars in effect at the end of each of the periods indicated, the average of the exchange rates in effect on the last day of each month during each of the periods indicated, and the high and low exchange rates during each of the periods indicated in each case based on the daily exchange rate, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars.

	Fiscal Year Ended August 31,
	2019		2018
Average rate for period	C$	1.3255	C$	1.2776
Rate at end of period	C$	1.3295	C$	1.3055
High for period	C$	1.3642	C$	1.3310
Low for period	C$	1.2803	C$	1.2128

	Nine Months Ended May 31,
	2020		2019
Average rate for period	C$	1.3468	C$	1.3267
Rate at end of period	C$	1.3787	C$	1.3527
High for period	C$	1.4496	C$	1.3642
Low for period	C$	1.2970	C$	1.2803

        The daily rate of exchange on September 3, 2020, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was $1.00 equals C$1.3123.

        The following table sets forth the rate of exchange for the United States dollar expressed in South African Rand in effect at the end of each of the periods indicated, the average of the exchange rates in effect on the last day of each month during each of the periods indicated, and the high and low exchange rates during each of the periods indicated in each case, based on the daily exchange rate, as reported by the Federal Reserve Bank of New York for the conversion of United States dollars into South African Rand.

Fiscal Year Ended August 31,
	2019	2018
Average rate for period	R14.3373	R12.9461
Rate at end of period	R15.1925	R14.7000
High for period	R15.4725	R14.7775
Low for period	R13.2850	R11.5500

Nine Months Ended May 31,
	2020	2019
Average rate for period	R15.7796	R14.2475
Rate at end of period	R17.5960	R14.5850
High for period	R19.0400	R15.4725
Low for period	R13.9730	R13.2850

        The daily rate of exchange on August 31, 2020, as reported by the Federal Reserve Bank of New York for the conversion of United States dollars into South African Rand was $1.00 equals R16.5900.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation. All statements, other than statements of historical fact, that address activities, events or developments that we believe, expect or anticipate will, may, could or might occur in the future are forward-looking statements. The words "expect", "anticipate", "estimate", "may", "could", "might", "will", "would",

"should", "intend", "believe", "target", "budget", "plan", "strategy", "goals", "objectives", "projection" or the negative of any of these words and similar expressions are intended to identify forward-looking statements, although these words may not be present in all forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement and the documents incorporated by reference herein include, without limitation, statements with respect to:

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  the repayment and compliance with the terms of our indebtedness;

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  the completion of appropriate contractual smelting and/or refining arrangements with Impala Platinum Holdings Ltd. ("Implats") or another third party smelter/refiner;

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  the projections set forth or incorporated into, or derived from, the "Independent Technical Report, Waterberg Project Definitive Feasibility Study and Mineral Resource Update, Bushveld Complex, South Africa" dated effective September 4, 2019 (the "Waterberg DFS"), including, without limitation, estimates of mineral resources and mineral reserves, and projections relating to future prices of metals, commodities and supplies, currency rates, capital and operating expenses, production rate, grade, recovery and return, and other technical, operational and financial forecasts with respect to the Waterberg Project;

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  the approval of a mining right for, and other developments related to, the Waterberg Project;

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  compliance with the terms and conditions of our credit agreement with Sprott Private Resource Lending II (Collector), LP ("Sprott");

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  the impacts of COVID-19 on our operations;

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  the timely completion of additional required financings and the potential terms thereof;

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  the adequacy of capital, financing needs and the availability and terms of and potential for obtaining further capital;

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  revenue, cash flow and cost estimates and assumptions;

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  future events or future performance;

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  development of next generation battery technology by our battery technology joint venture (described below);

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  governmental and securities exchange laws, rules, regulations, orders, consents, decrees, provisions, charters, frameworks, schemes and regimes, including interpretations of and compliance with the same;

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  developments in South African politics and laws relating to the mining industry;

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  anticipated exploration, development, construction, production, permitting and other activities on our properties;

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  project economics;

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  future metal prices and exchange rates;

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  the identification of several large-scale water basins that could provide mine process and potable water for the Waterberg Project and local communities;

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  any expectations with respect to the outcomes of litigation and tax audits;

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  mineral reserve and mineral resource estimates; and

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  potential changes in the ownership structures of our projects.

        Forward-looking statements reflect our current expectations or beliefs based on information currently available to us. Forward-looking statements in respect of capital costs, operating costs, production rate, grade per tonne and concentrator and smelter recovery are based upon the estimates in the technical report referred to in this prospectus supplement and in the documents incorporated by reference herein and ongoing cost estimation work, and the forward-looking statements in respect of metal prices and exchange rates are based upon the three year trailing average prices and the assumptions contained in such technical report and ongoing estimates.

        Forward-looking statements are subject to a number of risks and uncertainties that may cause the actual events or results to differ materially from those discussed in the forward-looking statements, and even if events or results discussed in the forward-looking statements are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on, us. Factors that could cause actual results or events to differ materially from current expectations include, among other things:

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  our inability to generate sufficient additional cash flow to make payments on our indebtedness under our $20 million secured loan facility entered into with Sprott on August 15, 2019 (the "2019 Sprott Facility") and the outstanding $19.99 million aggregate principal amount of 6 7/8% convertible senior subordinated notes due 2022 (the "Notes"), and to comply with the terms of such indebtedness, and the restrictions imposed by such indebtedness;

  •
  our additional financing requirements;

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  the 2019 Sprott Facility is, and any other future indebtedness may be, secured and we have pledged our shares of Platinum Group Metals (RSA) Proprietary Limited, our wholly-owned subsidiary located in South Africa ("PTM RSA"), and PTM RSA has pledged its shares of Waterberg JV Resources Proprietary Limited "Waterberg JV Co."), to Sprott under the 2019 Sprott Facility, which, in the event of a default under the 2019 Sprott Facility or under any new secured indebtedness could result in the loss of our interest in PTM RSA and the Waterberg Project;

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  our history of losses and expectation that we will continue to incur losses;

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  our negative cash flow;

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  our ability to continue as a going concern;

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  uncertainty of estimated production, development plans and cost estimates for the Waterberg Project;

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  our ability to bring properties into a state of commercial production;

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  the inherently imprecise estimates of mineral reserves and mineral resources based on interpretation and assumption;

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  actual capital costs, operating costs, production and economic returns differing from those anticipated and the uncertainty of future development activities;

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  fluctuations in the relative values of the U.S. Dollar, the Rand and the Canadian Dollar;

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  volatility in metals prices;

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  Implats or another third party may not enter into appropriate contractual smelting and/or refining arrangements with Waterberg JV Co.;

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  the failure of us or the other shareholders of Waterberg JV Co. to fund our or their pro rata share of funding obligations for the Waterberg Project;

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  any disputes or disagreements with the other shareholders of Waterberg JV Co. or Mnombo Wethu Consultants (Pty) Ltd., a South African Broad-Based Black Economic Empowerment company ("Mnombo"), or former shareholders of Maseve Investments 11 (Pty) Ltd. ("Maseve");

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  we are subject to assessment by various taxation authorities, who may interpret tax legislation in a manner different from us, which may negatively affect the final amount or the timing of the payment or refund of taxes;

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  our ability to retain our key management employees;

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  our ability to procure the services of skilled and experienced personnel;

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  contractor performance and delivery of services, changes in contractors or their scope of work or any disputes with contractors;

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  conflicts of interest;

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  litigation or other legal or administrative proceedings brought against us;

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  actual or alleged breaches of governance processes or instances of fraud, bribery or corruption;

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  exploration, development and mining risks and the inherently dangerous nature of the mining industry, including environmental hazards, industrial accidents, unusual or unexpected formations, safety stoppages (whether voluntary or regulatory), pressures, mine collapses, cave ins or flooding and the risk of inadequate insurance or inability to obtain insurance to cover these risks and other risks and uncertainties;

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  property and mineral title risks including defective title to mineral claims or property;

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  changes in national and local government legislation, taxation, controls, regulations and political or economic developments in Canada, South Africa or other countries in which we do or may carry out business in the future;

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  equipment shortages and our ability to acquire the necessary access rights and infrastructure for our mineral properties;

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  environmental regulations and the ability to obtain and maintain necessary permits, including environmental authorizations and water use licenses;

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  extreme competition in the mineral exploration industry;

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  delays in obtaining, or a failure to obtain, permits necessary for current or future operations or failures to comply with the terms of such permits;

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  an adverse decision under the Mineral and Petroleum Resources Development Act, 2002 ("MPRDA");

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  the failure to maintain or increase equity participation by historically disadvantaged South Africans in our prospecting and mining operations and to otherwise comply with the Broad Based Socio-Economic Empowerment Charter for the South African Mining Industry, 2018 (the "Mining Charter 2018");

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  socio-economic instability in South Africa or regionally, including risks of resource nationalism;

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  labour disruptions and increased labour costs;

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  changes in South African state royalties;

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  interruptions, shortages or cuts in the supply of electricity or water;

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  characteristics of and changes in the tax systems in South Africa;

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  a change in community relations:

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  South African foreign exchange controls impacting repatriation of profits;

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  land restitution claims or land expropriation;

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  restriction on dividend payments;

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  volatility of share price;

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  the exercise of stock options or warrants resulting in dilution to the holders of common shares;

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  future sales, conversion of senior subordinated notes or issuances of equity securities decreasing the value of the common shares, diluting investors' voting power, and reducing our earnings per share;

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  enforcing judgements based on the civil liability provisions of United States federal securities laws;

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  certain potential adverse Canadian tax consequences for foreign-controlled Canadian companies that acquire our common shares;

  •
  any designation of our Company as a "passive foreign investment company" and potential adverse U.S. federal income tax consequences for U.S. shareholders;

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  "non-accelerated filer" status and the reduced disclosure requirements may make securities less attractive to investors;

  •
  global financial conditions; and

  •
  the other risks disclosed under the heading "Risk Factors" in this prospectus supplement and in our most recent Form 20-F annual report, as well as in the documents incorporated by reference herein and therein.

        These factors should be considered carefully, and investors should not place undue reliance on the forward-looking statements. In addition, although we have attempted to identify important factors that could cause actual actions or results to differ materially from those described in the forward-looking statements, there may be other factors that cause actions or results not to be as anticipated, estimated or intended.

        The mineral resource and mineral reserve figures referred to in this prospectus supplement and the documents incorporated herein by reference are estimates and no assurances can be given that the indicated levels of platinum, palladium, rhodium and gold will be produced. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral resource and mineral reserve estimates are imprecise and depend, to a certain extent, upon statistical inferences that may ultimately prove unreliable. Any inaccuracy or future reduction in such estimates could have a material adverse impact on us.

        Any forward-looking statement speaks only as of the date on which it is made and, except as may be required by applicable securities laws, we disclaim any intent or obligation to update any forward-looking statement, whether as a result of new information, future events or results or otherwise.

CAUTIONARY NOTE REGARDING MINERAL RESERVE AND MINERAL RESOURCE DISCLOSURE

        Estimates of mineralization and other technical information included or incorporated by reference herein have been prepared in accordance with Canada's National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101"). The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7 of the SEC. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. As a result, the reserves we reported in accordance with NI 43-101 may not qualify as "reserves" under current SEC standards. In addition, the terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and have not normally been permitted to be used in reports and registration statements filed with the SEC. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or prefeasibility studies, except in rare cases. Additionally, disclosure of "contained ounces" in a resource is permitted disclosure under Canadian securities laws; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measurements. Accordingly, information contained in this prospectus supplement and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of SEC Industry Guide 7. We have not disclosed or determined any mineral reserves under SEC Industry Guide 7 standards in respect of any of our properties.

        Due to the uncertainty that may be attached to inferred mineral resource estimates, it cannot be assumed that all or any part of an inferred mineral resource estimate will be upgraded to an indicated or measured mineral resource estimate as a result of continued exploration. Confidence in an inferred mineral resource estimate is insufficient to allow meaningful application of the technical and economic parameters to enable an evaluation of economic viability sufficient for public disclosure, except in certain limited circumstances set out NI 43-101. Inferred mineral resource estimates are excluded from estimates forming the basis of a feasibility study.

        NI 43-101 requires mining companies to disclose reserves and resources using the subcategories of proven reserves, probable reserves, measured resources, indicated resources and inferred resources. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

        A "mineral reserve" is the economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social, governmental and other relevant factors that demonstrate, at the time of reporting, that extraction could reasonably be justified. A mineral reserve includes diluting materials and allowances for losses, which may occur when the material is mined or extracted. A "proven mineral reserve" is the economically mineable part of a measured mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with confidence sufficient to allow the appropriate application of technical and economic parameters to support detailed mine planning and final evaluation of the economic viability of the deposit. A "probable mineral reserve" is the economically mineable part of an indicated, and in some circumstances, a measured mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the appropriate application of technical and economic parameters in sufficient detail to support mine planning and evaluation of the economic viability of the deposit.

        A "mineral resource" is a concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. A "measured mineral resource" is that part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the appropriate application of technical and economic parameters to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. An "indicated mineral resource" is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of technical and economic parameters in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An "inferred mineral resource" is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An inferred mineral resource is based on limited information and sampling gathered through appropriate sampling techniques from locations such as outcrops, trenches, pits, workings and drill holes.

        A "feasibility study" is a comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social, governmental and other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. A "preliminary feasibility study" or "pre-feasibility study" is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the applicable mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social, governmental and other relevant operational factors and the evaluation of any other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting. "Cut-off grade" means (a) in respect of mineral resources, the lowest grade below which the mineralized rock currently cannot reasonably be expected to be economically extracted, and (b) in respect of mineral reserves, the lowest grade below which the mineralized rock currently cannot be economically extracted as demonstrated by either a preliminary feasibility study or a feasibility study. Cut-off grades vary between deposits depending upon the amenability of ore to mineral extraction and upon costs of production and metal prices.

DOCUMENTS INCORPORATED BY REFERENCE

        Copies of the documents incorporated by reference in this prospectus supplement and not delivered with this prospectus supplement may be obtained on written or oral request without charge from Frank Hallam at Suite 838, 1100 Melville Street, Vancouver, British Columbia, Canada, V6E 4A6, telephone (604) 899-5450 and are also available electronically at www.sedar.com and www.sec.gov.

        The following documents, filed or furnished by us with or to the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement:

(a)	Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on July 15, 2020, containing our unaudited condensed consolidated interim financial statements for the nine months ended May 31, 2020, together with the notes thereto;
(b)	Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on July 15, 2020, containing our management's discussion and analysis for the nine months ended May 31, 2020;
(c)
Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on June 18, 2020, containing our material change report announcing the closing of a non-brokered private placement of 1,221,500 common shares at a price of $US1.40 each;
(d)
Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on June 15, 2020, containing our material change report reporting that Implats has given formal notice that it does not intend to exercise its option to purchase and earn into a 50.01% interest in the Waterberg Project.
(e)
Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on April 8, 2020, containing our unaudited condensed consolidated interim financial statements for the six months ended February 29, 2020, together with the notes thereto;
(f)	Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on April 8, 2020, containing our management's discussion and analysis for the six months ended February 29, 2020;
(g)
Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on April 3, 2020, containing our material change report announcing the execution of the Amended Purchase and Development Option agreement with Implats;
(h)
Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on February 27, 2020, containing our material change report announcing that the shareholders of Waterberg JV Co. agreed to amend the terms of the Implats Purchase and Development Option;
(i)
Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on January 14, 2020, containing our management information circular dated January 2, 2020 prepared for the purposes of our annual general meeting held on February 20, 2020;
(j)
Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on January 14, 2020 as amended January 16, 2020, containing our unaudited condensed consolidated interim financial statements for the three months ended November 30, 2019, together with the notes thereto;
(k)
Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on January 14, 2020, containing our management's discussion and analysis for the three months ended November 30, 2019;

(l)	our Form 20-F annual report for the financial year ended August 31, 2019, filed with the SEC on November 26, 2019, including without limitation, the consolidated financial statements included therein;
(m)
Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on November 25, 2019, containing our management's discussion and analysis for the financial year ended August 31, 2019.
(n)
our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on October 29, 2019, announcing we had regained compliance with the NYSE American continued listing standards through an increase in market capitalization;
(o)	Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on October 7, 2019, containing the Waterberg DFS;
(p)
Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on September 24, 2019, containing our material change report announcing positive results from an Independent Definitive Feasibility Study on the Waterberg Project; and
(q)
the description of our common shares set forth in our annual report on Form 20-F/A filed with the SEC on May 22, 2007, and as further set forth in the Amendment No. 1 to our registration statement on Form 8-A (File No. 001-33562) filed with the SEC on February 3, 2016 and Amendment No. 2 to our registration statement on Form 8-A (File No. 001-33562) filed with the SEC on December 13, 2018.

        In addition, all subsequent annual reports filed by us on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus supplement by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus supplement.

        Any statement contained in this prospectus supplement or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus supplement, except as so modified or superseded.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the cautionary note regarding forward-looking statements, the risk factors and the financial statements and related notes incorporated by reference herein and therein.

Company Overview

        We are a platinum and palladium focused exploration and development company conducting work primarily on mineral properties we have staked or acquired by way of option agreements or applications in the Republic of South Africa. Our material mineral property is the Waterberg Project. The Waterberg Project is comprised of two adjacent project areas formerly known as the Waterberg joint venture project and the Waterberg extension project. The Waterberg Project is held by Waterberg JV Co., in which we are the largest owner, with a 50.02% beneficial interest. Our wholly owned direct subsidiary, PTM RSA, directly holds 37.05% of this interest, and 12.974% is held indirectly through PTM RSA's 49.9% interest in Mnombo, a Black Economic Empowerment company that holds 26.0% of Waterberg JV Co. PTM RSA is a participant in the Waterberg Project, together with Implats, Mnombo, Japan Oil, Gas and Metals National Corporation ("JOGMEC") and Hanwa Co., Ltd. PTM RSA is the operator of the Waterberg Project.

        In April 2018, we completed the sale of all our rights and interests, indirectly held through PTM RSA, in Maseve, including the Maseve platinum and palladium mine and Project 3 of what was formerly the Western Bushveld Joint Venture, both located on the Western Limb of the Bushveld Complex. Currently, we consider the Waterberg Project to be our sole material mineral property.

        Our principal executive office is located at Suite 838, 1100 Melville Street, Vancouver, BC, Canada V6E 4A6 and our telephone number is (604) 899-5450.

Recent Updates

  Financing

        On July 2, 2020, we made an interest payment on the Notes in the amount of $687,156 by issuing 526,471 common shares.

        On June 17, 2020, we closed a non-brokered private placement of 1,221,500 common shares at a price of US$1.40 for gross proceeds of $1.71 million. We paid a 6% finder's fee of $37,926 on a portion of the private placement. Hosken Consolidated Investments Limited ("HCI"), an existing major shareholder of the Company, subscribed for 500,000 common shares through Deepkloof Limited ("Deepkloof"), a subsidiary of HCI.

        On December 19, 2019, we closed a non-brokered private placement of 3,225,807 common shares at a price of US$1.24 for gross proceeds of $4.0 million. A 6% finder's fee of $54,232 was paid on a portion of the private placement. HCI subscribed for 1,612,931 common shares through Deepkloof.

        HCI beneficially holds approximately 31.33% of our outstanding common shares based on the current number of issued and outstanding common shares as of the date of this prospectus.

        As at August 31, 2020, we held cash of $1.46 million and had a working capital deficit of $1.70 million. We currently have limited financial resources and no sources of operating revenues. As a result, we will require additional financing and you should expect that common shares will be sold by us under this prospectus supplement in order to meet our financing requirements. See the risk factors entitled "We may be unable to generate sufficient cash to service our debt or otherwise comply with the terms of our debt, the terms of the agreements governing the 2019 Sprott Facility may restrict our current or future operations and this indebtedness may adversely affect our financial condition and results of operations" and "We will require additional financing, which may not be available on acceptable terms, if at all."

  Waterberg

        On September 24, 2019, we published the positive results of the Waterberg DFS. The Waterberg DFS was formally delivered to the shareholders of Waterberg JV Co. on October 4, 2019 and was then approved by all shareholders on December 5, 2019. The Waterberg DFS reported a reserve estimate and an updated independent 4E resource estimate effective September 4, 2019. Proven and probable mineral reserves were estimated at 187 million tonnes at 3.24 g/t 4E for 19.5 million 4E ounces. Mineral resources estimated in the combined measured and indicated categories aggregate 242.4 million tonnes at 3.38 g/t 4E for 26.4 million 4E ounces. Inferred mineral resources were estimated at 66.7 million tonnes at 3.27 g/t 4E for 7.0 million 4E ounces. The aggregate T Zone and F Zone measured and indicated resource is comprised of approximately 63% palladium, 29% platinum, 6% gold and 1% rhodium. All of the preceding was estimated at a 2.5 g/t 4E cut-off grade. Refer to the Waterberg DFS Technical Report for additional information.

        On February 26, 2020, we announced that the shareholders of Waterberg JV Co. had agreed to amend the terms of Implats' call option (the "Purchase and Development Option") to increase its stake in Waterberg JV Co. from 15.0% to 50.01% through additional share purchases, which was originally due to be exercised by April 17, 2020 following the Waterberg JV Co. approval of the Waterberg DFS on December 5, 2019. The termination date of the Purchase and Development Option was amended from the original date of April 17, 2020 to 90 calendar days following receipt of an executed mining right for the Waterberg Project. All other terms of the Purchase and Development Option remained unchanged. In consideration for the amendment, Implats agreed to fund 100% of a Rand 55 million implementation budget and work program effective February 1, 2020. The program, which was approved by Waterberg JV Co., is aimed at increasing confidence in specific areas of the Waterberg DFS while awaiting the expected grant of a mining right and environmental authorization in calendar 2020.

        On June 15, 2020, Implats delivered a formal notice that it did not intend to exercise the Purchase and Development Option to acquire and earn into a 50.01% interest in the Waterberg Project. Implats stated that notwithstanding the positive progress achieved on the implementation budget and work program to date, and the strategic alignment between the Waterberg asset and Implats stated portfolio objectives, the unprecedented events brought about by the COVID-19 pandemic has necessitated Implats management and Board to re-evaluate the impact of the increased economic uncertainty on Implats' strategy and risk appetite across the Group in the short, medium and long term. On August 11, 2020, Waterberg JV Co. and JOGMEC notified Implats of the termination of the Purchase and Development Option. As a result of their election not to execute the Purchase and Development Option, the costs of the implementation budget incurred prior to September 14, 2020 shall be for Implats' own account.

        Implats has indicated they intend to continue discussions in good faith on potential smelter off-take arrangements for the Waterberg Project. Implats is a 15% shareholder in Waterberg JV Co. Implats reiterated their support of both the Waterberg Project and the joint venture partners and plans to remain an active participant, including funding of their share of costs, subject to future considerations.

  Warrant Exercises

        During the year ended August 31, 2019, we received $1.78 million from the exercise of common share purchase warrants and issued 1,048,770 common shares at a price of US$1.70 each. In the current fiscal year, we received $47,668 from the issue of 28,040 common shares pursuant to the exercise of common share purchase warrants. These warrant exercises were completed mostly by two of our major shareholders.

  Tax Audit

        During the 2014, 2015 and 2016 fiscal years, our wholly owned subsidiary PTM RSA claimed unrealized foreign exchange differences as income tax deductions in its South African corporate tax returns in the amount of Rand 1.4 billion. The exchange losses emanate from a Canadian dollar denominated shareholder loan that we advanced to PTM RSA and weakening of the Rand. Under applicable South African tax legislation, exchange losses can be claimed in the event that the shareholder loan is classified as a current liability as determined by IFRS.

        For the years in question, the intercompany debt was classified as current in PTM RSA's audited financial statements. During 2018, the South African Revenue Service ("SARS"), conducted an income tax audit of the 2014 to 2016 years of assessment and issued PTM RSA with a letter of audit findings on November 5, 2018. SARS proposed that the exchange losses be disallowed on the basis that SARS is not in agreement with the reclassification of the shareholder loan as a current liability. SARS also invited us to provide further information and arguments if we disagreed with the audit findings.

        We responded to the SARS letter on January 31, 2019 and again on April 5, 2019, following a request for additional information on March 20, 2019. We also met with SARS, together with our advisors, on May 30, 2019, in order to address any remaining concerns that SARS may have had. On June 30, 2020 the Company received a letter from SARS reporting the finalization of the above income tax audit with no reassessment or adjustment to the Company's tax returns for the three fiscal years audited.

  NYSE American

        Due to a decline in our shareholders' equity and market capitalization during 2017 and early 2018, on April 10, 2018, we received a letter from the NYSE American stating that we were not in compliance with the continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the "Company Guide"). In order to maintain our listing, we needed to submit a plan of compliance by May 10, 2018 addressing how we intended to regain compliance with Section 1003(a) of the Company Guide by October 10, 2019. We submitted a plan to the NYSE American on timely basis.

        Due to the low selling price of our common shares, on May 23, 2018, we received an additional letter from the NYSE American stating that we were not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the Company Guide.

        On June 21, 2018, the NYSE American notified us that our plan of compliance had been accepted. Effective December 13, 2018, we completed a consolidation of our common shares on a basis of one new common share for 10 old common shares, which brought the selling price of our common shares back into compliance with Section 1003(f)(v) of the Company Guide. On October 10, 2019, the NYSE American notified Platinum Group that we resolved our listing deficiency with respect to Section 1003(a) and successfully regained compliance with the NYSE American's continued listing standards.

        See the risk factor entitled "We may be unable to maintain compliance with NYSE American and TSX continued listing standards and our common shares may be delisted from the NYSE American and TSX equities markets, which would likely cause the liquidity and market price of the common shares to decline."

  COVID-19 in South Africa

        In common with other worldwide jurisdictions, South Africa has been severely impacted by the respiratory illness caused by the new coronavirus, termed "2019-nCoV" ("COVID-19"), and the measures that have been put in place nationally to combat the spread of this pandemic. On March 15, 2020 South Africa declared a national state of disaster under the Disaster Management Act, No. 72 of 2002 ("Disaster Act"), followed by regulations promulgated under the Disaster Act which imposed a lockdown from midnight on March 26, 2020 until April 21, 2020. Under the lockdown, all persons were required to stay at home except for those rendering a limited number of essential services, including health care, banking, gas stations, supermarkets and coal mines providing coal to ESKOM (defined below) as well as mine care and maintenance services on all other mines.

        On March 26, 2020, the Department of Mineral Resources and Energy (the "DMR") issued a document called the "Guiding Principles on the Prevention and Management of COVID-19 in SAMI" (an abbreviation for the South African Mining Industry) in a bid to provide guidance to the SAMI members on how to prevent and manage the spread of COVID-19 pandemic. The Guiding Principles were developed through the Mine Health and Safety Council ("MHSC") in consultation with mining companies, the Minerals Council South Africa and organized labour.

        The lockdown was thereafter extended to April 30, 2020.

        On April 29, 2020, the Minister issued directions in terms of regulation 10(8) of the regulations issued in terms of section 27(2) of the Disaster Act to further regulate measures to prevent and manage the spread of COVID-19 in mining.

        Also, on April 29, 2020, new Disaster Act regulations were issued permitting mining companies to continue with reduced operations at a level of no more than 50%. With respect to the Company, these regulations provide that mining operations being conducted at a reduced capacity of not more than 50%, may thereafter increase capacity as determined by direction issued by the Minister.

        The following conditions apply to the starting and increasing of capacity:

  1
  appropriate measures to protect the health and safety of workers must be implemented by mining companies in accordance with the directions issued from time to time by the Minister, in consultation with the Cabinet member responsible for health;

  2
  a rigorous screening and testing programme must be implemented as employees return to work;

  3
  the mining industry must provide quarantine facilities for employees who have tested positive for the COVID -19;

  4
  data collected during the screening and testing programme must be submitted to the authority referred to in regulation 8; and

  5
  mining companies must make arrangements to transport their South African employees from their homes to their respective areas of operations.

        Following an order handed down in the Labour Court of South Africa on May 1, 2020, the Chief Inspector of Mines in consultation with MHSC developed a guideline in accordance with Section 9 of the Mine Health and Safety Act No. 29 of 1996 ("MHSA"). The guideline requires employers to prepare and implement a code of practice for the prevention, mitigation and management of the COVID-19 outbreak amongst employees in the South African Mining Industry and any other person(s) at or on mines and any other person(s) they may contact in the community. Failure by employers to prepare and implement a mine's code of practice in line with these guidelines, the "Guiding Principles on the Prevention and Management of COVID-19 in SAMI", directions issued by the Minister in terms of regulation 10(8) of the regulations issued in terms of section 27(2) of the Disaster Act and guidelines developed by the World Health Organisation, constitutes a criminal offence and a contravention of the MHSA.

        The following key elements must be addressed in the code of practice:

  1
  risk assessment and review;

  2
  start-up and on-going procedure for mines;

  3
  COVID-19 Management Programme;

  4
  monitoring and reporting; and

  5
  compensation for occupationally acquired COVID-19.

        Currently, South Africa is under a phased risk-alert lockdown process, with Level 5 being the drastic lockdown that was imposed during April 2020 and Level 1 being a return to normalcy, but retaining the use of masks, sanitisers and social distancing. At present, Level 2 has been implemented, with all mining companies returning to normal operations under strict measures to prevent the spread of COVID-19 infections.

        With regard to the Company, the COVID-19 pandemic and the measures implemented for the prevention, mitigation and management thereof may result in delays in the grant of the Waterberg mining right application or other environmental authorizations and permits required for the Waterberg Project by reason of regulatory officials not being available, the restriction on the movement of persons to conduct inspections and site visits and the inability to meet with community consultative forums.

 THE OFFERING

Issuer	Platinum Group Metals Ltd.
Common shares offered by us	Common shares having an aggregate offering price of up to $12,000,000.
Common shares to be outstanding immediately after this offering

Up to 67,610,260 common shares, based on 62,347,102 common shares outstanding as of May 31, 2020 and assuming sales of 5,263,157 of our common shares in this offering at an assumed offering price of $2.28 per common share, which is the last reported sale price of our common shares on the NYSE American on September 3, 2020. The actual number of common shares issued will vary depending on the sale price under this offering.

Use of proceeds

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, together with our existing cash and cash equivalents, for our share of pre-development costs on the Waterberg Project, general corporate purposes and to repay a portion of the 2019 Sprott Facility and a portion of the 2017 Macquarie Fees (as defined below). See "Use of Proceeds" on page S-39.

Risk factors

Investing in our common shares involves significant risks. See "Risk Factors" beginning on page S-15 of this prospectus supplement as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to invest in our common shares.

Exchange Listings	Our common shares are listed on the NYSE American under the symbol "PLG" and on the TSX under the symbol "PTM".

        None of our common shares will be offered or sold in Canada under this prospectus supplement and the accompanying prospectus, and no sales of common shares under this prospectus supplement and the accompanying prospectus will be made to anyone known by the Agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

Outstanding Shares

        The number of common shares to be outstanding immediately after this offering is based on 62,347,102 common shares outstanding as of May 31, 2020, based on an assumed offering price of $2.28 per common share, which is the last reported sale price of our common shares on the NYSE American on September 3, 2020, and excludes as of that date:

  •
  common shares issuable pursuant to the Notes, including 526,471 common shares issued on July 2, 2020 in settlement of bi-annual interest due on the Notes;

  •
  1,221,500 common shares issued pursuant to the June 17, 2020 non-brokered private placement;

  •
  common shares issuable upon the exercise of options with a weighted average exercise price of C$2.20;

  •
  common shares issuable upon the settlement of restricted share units ("RSUs"); and

  •
  remaining common shares reserved for issuance under our share compensation plan.

        Except as otherwise indicated, all information in the prospectus supplement, including the number of common shares outstanding immediately after this offering, excludes the shares referenced in the bullets above.

RISK FACTORS

        Investing in our common shares involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, you should carefully consider the risks described below and under the "Risk Factors" section of our annual report on Form 20-F before purchasing our common shares. See "Documents Incorporated by Reference". Resource exploration and development is a speculative business, characterized by a number of significant risks. These risks include, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits, which, though present, are insufficient in quantity or quality to return a profit from production. If any such risks actually occur, our business, financial condition, results of operations and prospects could materially suffer. As a result, the trading price of our securities could decline, and you might lose all or part of your investment. The risks set out in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our annual report on Form 20-F, are not the only risks that we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects, cause actual events to differ materially from those described in "Cautionary Statement Regarding Forward-Looking Statements" above and could result in a loss of your investment. You should also refer to the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the financial statements and related notes.

Risks Relating to the Company

We may be unable to generate sufficient cash to service our debt or otherwise comply with the terms of our debt, the terms of the agreements governing the 2019 Sprott Facility may restrict our current or future operations and this indebtedness may adversely affect our financial condition and results of operations.

        Our ability to make scheduled payments on our indebtedness will depend on our ability to raise successfully additional funding by way of debt or equity offerings, including this offering. If, for any reason, we are not able to successfully sell common shares in this offering on the terms described herein and in a quantity that allows us to cover our operating and other expenses, our capital resources would be significantly constrained and we would likely need to seek additional financing, which could be on terms materially less favorable than those contemplated by this offering, if available at all. Further, there is no minimum amount of funds that must be raised under the offering. This means that the offering may terminate after only raising a small portion of the offering amount set out above, or none at all.

        We will also depend on our financial condition and operating performance to fund our debt service obligations, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. If our cash flows and capital resources are insufficient to fund our debt service obligations, including if we are unable to obtain any necessary extensions or waivers from our lenders, we could face substantial liquidity problems. This could also force us to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including indebtedness under the 2019 Sprott Facility or the Notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all. Additionally, even if successful, those alternatives may not allow us to meet our scheduled debt service obligations.

        In addition, a breach of the covenants under our debt instruments could result in an event of default under the applicable indebtedness, or other events of default could occur. Such default could result in secured creditors' realization of collateral. It may also allow the creditors to accelerate the related debt, result in the imposition of default interest, and result in the acceleration of any other debt to which a cross acceleration or cross default provision applies. In particular, a cross default provision applies to certain of our indebtedness, including the 2019 Sprott Facility and the Notes. In the event a lender accelerates the repayment of our borrowings, we may not have sufficient assets to repay our indebtedness.

        Our debt instruments include a number of covenants that impose operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. In particular, the 2019 Sprott Facility requires us to take all steps and actions as may be required to maintain the listing and posting for trading of the common shares on the TSX or the NYSE American. The 2019 Sprott Facility also restricts our ability to:

  •
  modify material contracts;

  •
  dispose of assets;

  •
  use the proceeds from permitted dispositions and financings;

  •
  incur additional indebtedness;

  •
  make additional investments in Mnombo in excess of $15.0 million;

  •
  enter into certain strategic transactions, including transactions with affiliates other than PTM RSA;

  •
  prepay any other indebtedness;

  •
  grant security interests or encumbrances; and

  •
  use proceeds from future debt or equity financings or from the exercise of our outstanding warrants.

        The indenture governing the Notes also includes restrictive covenants, including, without limitation, covenants restricting the incurrence of indebtedness and the use of proceeds from asset sales. As a result of these and other restrictions, we:

  •
  may be limited in how we conduct our business;

  •
  may be unable to raise additional debt or equity financing;

  •
  may be unable to compete effectively or to take advantage of new business opportunities; and

  •
  may breach our obligations to the other shareholders of Waterberg JV Co., Mnombo and others,

each of which may affect our ability to grow in accordance with our strategy or may otherwise adversely affect our business and financial condition.

        Further, our maintenance of substantial levels of debt could adversely affect our financial condition and results of operations and could adversely affect our flexibility to take advantage of corporate opportunities. Substantial levels of indebtedness could have important consequences to us, including:

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements, or requiring us to make non-strategic divestitures;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  exposing us to the risk of increased interest rates for any borrowings at variable rates of interest;

  •
  limiting our flexibility in planning for and reacting to changes in the mining industry;

  •
  placing us at a disadvantage compared to other, less leveraged competitors; and

  •
  increasing our cost of borrowing.

        In October 2017, we agreed with BMO Nesbitt Burns Inc. and Macquarie Capital Markets Canada Ltd. ("Macquarie") to pay BMO Nesbitt Burns Inc. approximately $1.445 million (the "2017 BMO Fees") and Macquarie approximately $1.445 million (the "2017 Macquarie Fees" and, together with the 2017 BMO Fees, the "2017 Broker Fees") for services previously provided as soon as practicable following the repayment of a secured credit facility with Liberty Metals & Mining Holdings, LLC ("LMM") and a prior working capital facility with the Sprott Resource Lending Partnership and the other secured lenders, both of which have since been repaid. However, the amounts owing to BMO Nesbitt Burns Inc. and Macquarie remain outstanding. As of the date hereof, neither BMO Nesbitt Burns Inc. or Macquarie has made a written demand for payment. As described under "Use of Proceeds," we intend to use a portion of the proceeds of this offering to repay, in part, the 2017 Macquarie Fees. However, no assurance can be provided that BMO Nesbitt Burns Inc. or Macquarie will not demand payment or claim that we have failed to satisfy its obligations on a timely basis. If we fail to pay the amounts owing to BMO Nesbitt Burns Inc. and Macquarie on a timely basis, this could have a material adverse effect on us, including the risk of cross-default under our other indebtedness.

We will require additional financing, which may not be available on acceptable terms, if at all.

        We do not have any source of operating revenues. We will be required to source additional financing by way of private or public offerings of equity or debt or the sale of project or property interests in order to have sufficient working capital for the continued exploration and development of the Waterberg Project, as well as for general working capital purposes and compliance with, and repayment of, our indebtedness. We can give no assurance that we will be able to sell common shares in this offering on the terms described herein and in a quantity that allows us to cover our working capital deficit, operating expenses and other expenses, and additional financing may not be available to us or, if it is available, may not be offered on acceptable terms. It may be difficult to raise funds in amounts or on terms that are acceptable to us. Any failure to timely complete any required financing may result in a default under the 2019 Sprott Facility or the Notes. Unforeseen increases or acceleration of expenses and other obligations could require additional capital as of an earlier date. If additional financing is raised by the issuance of our equity securities, control of our company may change, security holders will suffer additional dilution and the price of the common shares and the warrants may decrease. If additional financing is raised through the issuance of indebtedness, we will require additional financing in order to repay such indebtedness. Failure to obtain such additional financing could result in the delay or indefinite postponement of further development of our properties or even a loss of property interests.

        If we fail to obtain required financing on acceptable terms or on a timely basis, this could cause us to delay development of the Waterberg Project, result in our being forced to sell additional assets on an untimely or unfavorable basis or result in a default under our outstanding indebtedness. Any such delay or sale could have a material adverse effect on our financial condition, results of operations and liquidity. Any default under our outstanding indebtedness could result in the loss of our entire interest in PTM RSA, and therefore our interests in the Waterberg Project.

We have granted security interests in favour of Sprott under the 2019 Sprott Facility over all of our personal property, subject to certain exceptions, and we have pledged our shares of PTM RSA, and PTM RSA has pledged its shares of Waterberg JV Co. to Sprott under the 2019 Sprott Facility, which may have a material adverse effect on us.

        To secure our obligations under the 2019 Sprott Facility, we have entered into a general security agreement under which we have granted security interests in favor of Sprott over all of our present and after acquired personal property, subject to certain exceptions. We have also entered into share pledge agreements pursuant to which we have granted a security interest in favor of Sprott over all of the issued shares in the capital of PTM RSA. PTM RSA has also guaranteed our obligations to Sprott and pledged the shares we hold in Waterberg JV Co. in favor of Sprott. These security interests and guarantee may impact our ability to obtain project financing for the Waterberg Project or our ability to secure other types of financing.

        The 2019 Sprott Facility has various covenants and provisions, including payment covenants and financial tests that must be satisfied and complied with during the term of the facility. There is no assurance that such covenants will be satisfied. Any default under the 2019 Sprott Facility, including any covenants thereunder, could result in the loss of our entire interest in PTM RSA, and therefore our interests in the Waterberg Project.

We have a history of losses and we anticipate continuing to incur losses.

        We have a history of losses. We anticipate continued losses until we can successfully place one of our properties into commercial production on a profitable basis. It could be years before we receive any profits from any production of metals, if ever. If we are unable to generate significant revenues with respect to our properties, we will not be able to earn profits or continue operations.

We have a history of negative operating cash flow and may continue to experience negative operating cash flow.

        We have had negative operating cash flow in recent financial years and, as at August 31, 2020, we held cash of only $1.46 million and had a working capital deficit of $1.70 million. Our historical average monthly burn rate for general and administrative costs over the three month period ended May 31, 2020 was approximately $0.8 million (unaudited). We currently have limited financial resources and no sources of operating revenues and as a result will be required to fund our working capital deficit, operating expenses and other expenses through financing, including this offering. Our ability to achieve and sustain positive operating cash flow will depend on a number of factors, including our ability to advance the Waterberg Project into production. To the extent that we have negative cash flow in future periods, we may need to deploy a portion of our cash reserves to fund such negative cash flow. Under the terms of the 2019 Sprott Facility, we are subject to requirements to maintain consolidated cash and cash equivalents of at least $1.0 million and working capital in excess of $500,000. We may be required to raise additional funds through the issuance of additional equity or debt securities to satisfy the minimum cash balance requirements under the 2019 Sprott Facility. The 2019 Sprott Facility provides that 50% of the proceeds of such financings are required to be paid to Sprott in partial repayment of the 2019 Sprott Facility; provided, however, that Sprott has advised us that it will only require us to pay 50% of the net proceeds of this offering in excess of $1,000,000 to Sprott in partial repayment of the 2019 Sprott Facility, and for any net proceeds of this offering in excess of $2,000,000, Sprott will only require us to pay 25% of such net proceeds to Sprott in partial repayment of the 2019 Sprott Facility and 12.5% of such net proceeds to Macquarie in partial repayment of the 2017 Macquarie Fees. There can be no assurance that additional debt or equity financing or other types of financing will be available if needed or that these financings will be on terms at least as favorable to us as those in this offering or as we have obtained previously. Nor can there be any assurance we will be able to successfully sell common shares in this offering on the terms described herein and in a quantity that allows us to cover our operating and other expenses.

We may not be able to continue as a going concern.

        We have limited financial resources. Our ability to continue as a going concern is dependent upon, among other things, our establishment of commercial quantities of mineral reserves and successfully establishing profitable production of such minerals or, alternatively, disposing of our interests on a profitable basis. Any unexpected costs, problems or delays could severely impact our ability to continue exploration and development activities. Should we become unable to continue as a going concern, realization of assets and settlement of liabilities in other than the normal course of business may be at amounts materially different than our estimates. The amounts attributed to our exploration properties in our financial statements represent acquisition and exploration costs and should not be taken to represent realizable value. We have suffered recurring losses from operations and significant amounts of debt payable without any current source of operating income. Also, as at May 31, 2020, we had a working capital deficiency of $1.8 million that raised substantial doubt about our ability to continue as a going concern.

Our properties may not be brought into a state of commercial production.

        Development of mineral properties involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. The commercial viability of a mineral deposit is dependent upon a number of factors that are beyond our control, including the attributes of the deposit, commodity prices, government policies and regulation and environmental protection. Fluctuations in the market prices of minerals may render reserves and deposits containing relatively lower grades of mineralization uneconomic. The development of our properties will require obtaining land use consents, permits and the construction and operation of mines, processing plants and related infrastructure. We are subject to all of the risks associated with establishing new mining operations, including:

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  the timing and cost, which can be considerable, of the construction of mining and processing facilities and related infrastructure;

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  the availability and cost of skilled labour and mining equipment;

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  the availability and cost of appropriate smelting and/or refining arrangements;

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  the need to obtain and maintain necessary environmental and other governmental approvals and permits, and the timing of those approvals and permits;

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  in the event that the required permits are not obtained in a timely manner, mine construction and ramp-up will be delayed and the risks of government environmental authorities issuing directives or commencing enforcement proceedings to cease operations or administrative, civil and criminal sanctions being imposed on us, our directors and employees;

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  delays in obtaining, or a failure to obtain, access to surface rights required for current or future operations;

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  the availability of funds to finance construction and development activities;

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  potential opposition from non-governmental organizations, environmental groups or local community groups which may delay or prevent development activities; and

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  potential increases in construction and operating costs due to changes in the cost of fuel, power, materials and supplies and foreign exchange rates.

        The costs, timing and complexities of mine construction and development are increased by the remote location of the Waterberg Project with additional challenges related thereto, including water and power supply and other support infrastructure. For example, water resources are scarce at the Waterberg Project. We will have to establish sources of water and develop the infrastructure required to transport water to the project area for mining purposes. Similarly, we will need to secure a suitable location by purchase or long-term lease of surface or access rights at the Waterberg Project to establish the surface rights necessary to mine and process.

        It is common in new mining operations to experience unexpected costs, problems and delays during development, construction and mine ramp-up. This is particularly so given the outbreak of the COVID-19 pandemic (see "Summary — Recent Updates — COVID-19 in South Africa"). Accordingly, there are no assurances that our properties will be brought into a state of commercial production.

Estimates of mineral reserves and mineral resources are based on interpretation and assumptions and are inherently imprecise.

        The mineral resource and mineral reserve estimates contained in this prospectus supplement and the other documents incorporated by reference herein have been determined and valued based on assumed future prices, cut off grades and operating costs. However, until mineral deposits are actually mined and processed, mineral reserves and mineral resources must be considered as estimates only. Any such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Estimates of operating costs are based on assumptions including those relating to inflation and currency exchange, which may prove incorrect. Estimates of mineralization can be imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. In addition, the grade and/or quantity of precious metals ultimately recovered may differ from that indicated by drilling results. There can be no assurance that precious metals recovered in small scale tests will be duplicated in large-scale tests under onsite conditions or in production scale. Amendments to the mine plans and production profiles may be required as the amount of resources changes or upon receipt of further information during the implementation phase of the project. Extended declines in market prices for platinum, palladium, rhodium and gold may render portions of our mineralization uneconomic and result in reduced reported mineralization. Any material reductions in estimates of mineralization, or of our ability to develop our properties and extract and sell such minerals, could have a material adverse effect on our results of operations or financial condition.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that any future development activities will result in profitable mining operations.

        The capital costs to take our projects into commercial production may be significantly higher than anticipated. None of our mineral properties have an operating history upon which we can base estimates of future operating costs. Decisions about the development of our mineral properties will ultimately be based upon feasibility studies. Feasibility studies derive estimates of cash operating costs based upon, among other things:

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  anticipated tonnage, grades and metallurgical characteristics of the ore to be mined and processed;

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  anticipated recovery rates of metals from the ore;

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  cash operating costs of comparable facilities and equipment; and

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  anticipated climatic conditions.

        Capital costs, operating costs, production and economic returns and other estimates contained in studies or estimates prepared by or for us may differ significantly from those anticipated by our current studies and estimates, and there can be no assurance that our actual capital and operating costs will not be higher than currently anticipated. As a result of higher capital and operating costs, production and economic returns may differ significantly from those we have anticipated.

The impact of the current COVID-19 pandemic may significantly impact us.

        The current COVID-19 global health pandemic is significantly impacting the global economy and commodity and financial markets. The full extent and impact of the COVID-19 pandemic is unknown and to date has included extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices (including gold, silver, palladium and oil and gas) and has raised the prospect of an extended global recession. As well, as efforts are undertaken to slow the spread of the COVID-19 pandemic, the operation and development of mining projects may be impacted. If a significant portion of our workforce becomes unable to work or travel to our operations due to illness or state, federal or provincial government restrictions (including travel restrictions and "shelter-in-place" and similar orders restricting certain activities that may be issued or extended by authorities), we may be forced to reduce or suspend exploration activities and/or development projects which may impact liquidity and financial results.

        Because of the highly uncertain and dynamic nature of events relating to the COVID-19 pandemic, it is not currently possible to estimate the impact of the pandemic on our business. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely. To the extent the COVID-19 pandemic adversely affects our business and financial results as discussed above, it may also have the effect of heightening many of the other risks described in this "Risk Factors" section and those set forth under the caption "Risk Factors" in our 20-F annual report for the financial year ended August 31, 2019, such as those relating to our operation and indebtedness and financing.

We are subject to the risk of fluctuations in the relative values of the U.S. Dollar, the Rand and the Canadian Dollar.

        We may be adversely affected by foreign currency fluctuations. Effective September 1, 2015, we adopted U.S. Dollars as the currency for the presentation of our financial statements. Historically, we have primarily generated funds through equity investments into our company denominated in Canadian or U.S. Dollars. In the normal course of business, we enter into transactions for the purchase of supplies and services primarily denominated in Rand or Canadian Dollars. We also have assets, cash and liabilities denominated in Rand, Canadian Dollars and U.S. Dollars. Several of our alternatives to acquire properties or surface rights in South Africa may result in payments by us denominated in Rand. Exploration, development and administrative costs to be funded by us in South Africa will also be denominated in Rand. Settlement of sales of minerals from our projects, once commercial production commences, will be in Rand, and will be converted to U.S. Dollars. Fluctuations in the exchange rates between the U.S. Dollar and the Rand or Canadian Dollar may have a material adverse effect on our financial results.

        In addition, South Africa has in the past experienced double-digit rates of inflation. If South Africa experiences substantial inflation in the future, our costs in Rand terms will increase significantly, subject to movements in applicable exchange rates. Inflationary pressures may also curtail our ability to access global financial markets in the longer term and our ability to fund planned capital expenditures, and could materially adversely affect our business, financial condition and results of operations. South Africa's sovereign currency and debt ratings by international ratings agencies have been downgraded to below investment status and potential further downgrades would likely adversely affect the value of the Rand relative to the Canadian or U.S. Dollar. The South African government's response to inflation or other significant macro-economic pressures may include the introduction of policies or other measures that could increase our costs, reduce operating margins and materially adversely affect our business, financial condition and results of operations.

Metal prices are subject to change, and low prices or a substantial or extended decline or volatility in such prices could materially and adversely affect the value of our mineral properties and potential future results of operations and cash flows.

        Metal prices have historically been subject to significant price fluctuations. No assurance may be given that metal prices will remain stable. Significant price fluctuations over short periods of time may be generated by numerous factors beyond our control, including:

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  domestic and international economic and political trends;

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  expectations of inflation;

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  currency exchange fluctuations;

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  interest rates;

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  global or regional consumption patterns;

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  speculative activities; and

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  increases or decreases in production due to improved mining and production methods.

        Low metal prices or significant or continued reductions or volatility in metal prices may have an adverse effect on our business, including the amount of our mineral reserves, the economic attractiveness of our projects, our ability to obtain financing and develop projects, the amount of our revenues or profit or loss and the value of our assets. An impairment in the value of our assets would require such assets to be written down to their estimated net recoverable amount. We wrote down certain assets as at August 31, 2017 and August 31, 2016. See our financial statements incorporated by reference into this prospectus supplement.

Our failure or our joint venture partners' failure to fund their pro-rata share of funds under the respective joint ventures may have a material adverse effect on our business and results of operations.

        Except in the case of a $20 million funding commitment by JOGMEC, which has now been fully funded and expended, funding of the Waterberg Project costs is generally required to be provided by Waterberg JV Co. shareholders on a pro rata basis. Our ability, and the ability and willingness of our joint venture partners, to satisfy required funding obligations is uncertain.

        Our only material mineral property is the Waterberg Project, which is comprised of two adjacent project areas formerly known as the Waterberg Joint Venture Project, which was created in 2009 as a joint venture between us, JOGMEC and Mnombo (the "Waterberg Joint Venture Project"), and the Waterberg Extension Project, which was created in 2009 as a joint venture between us and Mnombo (the "Waterberg Extension Project" together with the Waterberg Joint Venture Project, the "Waterberg Project"). We agreed in the Mnombo shareholders' agreement to fund Mnombo's pro rata share of costs for the original Waterberg Joint Venture Project area through the completion of the DFS. Mnombo is responsible to fund its proportionate share of costs for the Waterberg Extension Project area. The ability of Mnombo to repay us for advances and accrued interest as at May 31, 2020 of approximately $4.1 million or to fund future investment in the Waterberg Project following the expiration of our contractual obligation may be uncertain. If we fail to fund Mnombo's future capital obligations for the Waterberg Project, Mnombo may be required to obtain funding from alternative sources, which may not be available on favorable terms, or at all. If Mnombo is unable to fund its share of such work, this may delay project expenditures and may result in dilution of Mnombo's interest in the Waterberg Project and require the sale of the diluted interests to another qualified broad-based black economic empowerment ("BEE") entity.

        Because the development of our project depends on the ability to finance further operations, any inability of us or of one or more of the other shareholders of Waterberg JV Co. or Mnombo to fund their respective funding obligations and cash calls in the future could require the other parties, including us, to increase their respective funding of the project. In this event, such parties may be unwilling or unable to do on a timely and commercially reasonable basis, or at all. At the Maseve Mine, we were adversely affected by the failure of Africa Wide Mineral Prospecting and Exploration (Pty) Limited ("Africa Wide") to satisfy its pro rata share of funding. The occurrence of the foregoing, the failure of any shareholder, including us, to increase their funding as required to cover any shortfall, as well as any dilution of our interests in our ventures as a result of our own failure to satisfy a cash call, may have a material adverse effect on our business and results of operations.

Any disputes or disagreements with the other shareholders of Waterberg JV Co. or Mnombo or the former shareholders of Maseve could materially and adversely affect our business.

        We participate in corporatized joint ventures and may enter into other joint ventures and similar arrangements in the future. Until the closing of the Maseve Sale Transaction, PTM RSA was a party to the Maseve shareholders' agreement related to the exploration and development of Project 1 of what was formerly the WBJV ("Project 1") and Project 3. In addition, PTM RSA is also a party to the Waterberg Project shareholders' agreement. PTM RSA is also a 49.9% shareholder of Mnombo and the relationship among the shareholders of Mnombo is governed by the Mnombo shareholders' agreement. Any dispute or disagreement with another shareholder or joint venture partner, any change in the identity, management or strategic direction of another shareholder or joint venture partner, or any disagreement among the Mnombo shareholders, including with respect to Mnombo's role in the Waterberg Project, could materially adversely affect our business and results of operations. If a dispute arises between us and another shareholder or joint venture partner or the other Mnombo shareholders that cannot be resolved amicably, we may be unable to move our projects forward and may be involved in lengthy and costly proceedings to resolve the dispute. This could materially and adversely affect our business and results of operations.

If we are unable to retain key members of management, our business might be harmed.

        Our development to date has depended, and in the future will continue to depend, on the efforts of our senior management including: R. Michael Jones, President, Chief Executive Officer and our director; and Frank R. Hallam, Chief Financial Officer, Corporate Secretary and our director. We currently do not, and do not intend to, have key person insurance for these individuals. Departures by members of senior management could have a negative impact on our business, as we may not be able to find suitable personnel to replace departing management on a timely basis or at all. The loss of any member of the senior management team could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, results of operations and financial condition.

If we are unable to procure the services of skilled and experienced personnel, our business might be harmed.

        There is a shortage of skilled and experienced personnel in the mining industry in South Africa. The competition for skilled and experienced employees is exacerbated by the fact that mining companies operating in South Africa are legally obliged to recruit and retain historically disadvantaged persons ("HDPs"), as defined by the MPRDA, and women with the relevant skills and experience at levels that meet the transformation objectives set out in the MPRDA and Mining Charter 2018. If we are unable to attract and retain sufficiently trained, skilled or experienced personnel, our business may suffer, and we may experience significantly higher staff or contractor costs, which could have a material adverse effect on our business, results of operations and financial condition.

Conflicts of interest may arise among our officers and directors as a result of their involvement with other mineral resource companies.

        Certain of our officers and directors are, and others may become, associated with other natural resource companies that acquire interests in mineral properties. R. Michael Jones, President, Chief Executive Officer and our director, is also the President, Chief Executive Officer and a director of West Vault Mining Inc., a public company with mineral exploration properties in Nevada ("WVM"). Frank Hallam, Chief Financial Officer, Corporate Secretary and our director, is also Chief Financial Officer and Corporate Secretary of WVM. John A. Copelyn, our director, is also Chief Executive Officer of HCI, our significant shareholder and the holder of a diverse group of investments including hotel and leisure, interactive gaming, media and broadcasting, transport, mining, clothing and properties. Diana Walters, non-executive Chairman and our director, was formerly an executive officer of LMM, a significant shareholder. Stuart Harshaw is also a member of the board of directors of Constantine Metal Resources and International Tower Hill Mines. Mr. Harshaw retired in 2017 as the Vice President, Ontario Operations, for Vale Canada Limited.

        Such associations may give rise to conflicts of interest from time to time. As a result of these potential conflicts of interests, we may miss the opportunity to participate in certain transactions, which may have a material adverse effect on our financial position. Our directors are required by law to act honestly and in good faith with a view to the best interests of our shareholders and to disclose any interest that they may have in any project or opportunity to us. If a subject involving a conflict of interest arises at a meeting of the board of directors, any director in a conflict must disclose his interest and abstain from voting on such matter.

We are currently subject to litigation and may become subject to additional litigation and other legal proceedings, which may adversely affect our financial condition and results of operations.

        All companies are subject to legal claims, with and without merit. Our operations are subject to the risk of legal claims by employees, unions, contractors, lenders, suppliers, joint venture partners, shareholders, governmental agencies or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. On September 20, 2018, we reported that we are in receipt of a summons issued by Africa Wide whereby Africa Wide, formerly the holder of a 17.1% interest in Maseve, has instituted legal proceedings in South Africa against our wholly owned subsidiary, PTM RSA, RBPlat and Maseve in relation to the Maseve Transaction. On an exception application, RBPlat successfully challenged, with costs, Africa Wide's claim on the grounds that its particulars of claim were vague and embarrassing and/or lacked averments necessary to sustain a cause of action. Africa Wide was given leave to amend its particulars of claim and filed amended particulars of claim on April 17, 2019. Africa Wide is seeking to set aside the closed Maseve Transaction. On May 9, 2019, we filed notice in the High Court requiring Africa Wide to produce those agreements and documents upon which it has based its claim. Africa Wide responded to the effect that the requested documentation was either in our possession or not required for the defendants to plead. We filed a plea of our defences to Africa Wide's claims on July 19, 2019. RBPlat and Maseve likewise filed pleas of their defences on the same date. All of the defendants, when so doing, also raised a special plea of non-joinder, on the basis that Africa Wide has not, on its own version of the facts and events contended for, joined all parties to the proceedings who have a direct and substantial interest in the relief that Africa Wide seeks. After initially resisting these special pleas, Africa Wide has subsequently conceded the need to join additional defendants. Pursuant to bringing a joinder application, Africa Wide has made further amendments to its particulars of claim. While both RBPlat and we believe, after receiving legal advice, that the Africa Wide action, as amended, remains procedurally, factually and legally defective in certain material respects, no assurance can be provided that we will prevail in this action. If Africa Wide were successful, it could have a material adverse effect on us.

        The outcome of litigation and other legal proceedings that we may be involved in the future, particularly regulatory actions, is difficult to assess or quantify. Plaintiffs may seek recovery of very large or indeterminate amounts, or equitable remedies such as setting aside the Maseve Transaction, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the litigation process could take away from the time and effort of our management and could force us to pay substantial legal fees. There can be no assurance that the resolution of any particular legal proceeding, including the Africa Wide action, will not have an adverse effect on our financial position and results of operations.

An actual or alleged breach or breaches in governance processes or fraud, bribery and corruption may lead to public and private censure, regulatory penalties, loss of licenses or permits and may damage our reputation.

        We are subject to anti-corruption laws and regulations, including the Canadian Corruption of Foreign Public Officials Act and certain restrictions applicable to U.S. reporting companies imposed by the U.S. Foreign Corrupt Practices Act of 1977, as amended, and similar anti-corruption and anti-bribery laws in South Africa, which generally prohibit companies from bribing or making other prohibited payments to foreign public officials in order to obtain or retain an advantage in the course of business. Our Code of Business Conduct and Ethics, among other governance and compliance processes, may not prevent instances of fraudulent behavior and dishonesty nor guarantee compliance with legal and regulatory requirements. We are particularly exposed to the potential for corruption and bribery owing to the financial scale of the mining business in South Africa. In March 2014, the Organization for Economic Cooperation and Development (the "OECD") released its Phase 3 Report on Implementing the OECD Anti-Bribery Convention in South Africa, criticizing South Africa for failing to enforce the anti-bribery convention to which it has been a signatory since 2007. The absence of enforcement of corporate liability for foreign bribery coincides with recent growth in corporate activity in South Africa's economic environment. Allegations of bribery, improper personal influence or officials holding simultaneous business interests have been linked in recent years to the highest levels of the South African government. To the extent that we suffer from any actual or alleged breach or breaches of relevant laws, including South African anti-bribery and corruption legislation, it may lead to regulatory and civil fines, litigation, public and private censure and loss of operating licenses or permits and may damage our reputation. The occurrence of any of these events could have an adverse effect on our business, financial condition and results of operations.

Risks Related to the Mining Industry

Mining is inherently dangerous and is subject to conditions or events beyond our control, which could have a material adverse effect on our business.

        Hazards such as fire, explosion, floods, structural collapses, industrial accidents, unusual or unexpected geological conditions, ground control problems, power outages, inclement weather, cave-ins and mechanical equipment failure are inherent risks in our mining operations. These and other hazards may cause injuries or death to employees, contractors or other persons at our mineral properties, severe damage to and destruction of our property, plant and equipment and mineral properties, and contamination of, or damage to, the environment, and may result in the suspension of our exploration and development activities and any future production activities. Safety measures implemented by us may not be successful in preventing or mitigating future accidents and we may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. Insurance against certain environmental risks is not generally available to us or to other companies within the mining industry.

        In addition, from time to time we may be subject to governmental investigations and claims and litigation filed on behalf of persons who are harmed while at our properties or otherwise in connection with our operations. To the extent that we are subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. Similarly, if we are subject to governmental investigations or proceedings, we may incur significant penalties and fines, and enforcement actions against it could result in the cessation of certain of our mining operations. If claims, lawsuits, governmental investigations or proceedings, including Section 54 stoppage notices issued under the MHSA, are resolved against us, our financial performance, financial position and results of operations could be materially adversely affected.

Our prospecting and mining rights are subject to title risks.

        Our prospecting and pending mining rights may be subject to prior unregistered agreements, transfers, claims and title may be affected by undetected defects. Although Waterberg JV Co. has the exclusive right to apply for a mining right in regard to the Waterberg Project by reason of its prior holding of the prospecting rights over the project area, there is no guarantee that it will be granted the mining right for which it has applied. A successful challenge to the precise area and location of these claims could result in our being unable to operate on our properties as permitted or being unable to enforce our rights with respect to our properties. This could result in us not being compensated for our prior expenditures relating to the property. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure claims to individual mineral properties or mining concessions may be severely constrained. These or other defects could adversely affect our title to our properties or delay or increase the cost of the development of such prospecting and mining rights.

We are subject to significant governmental regulation.

        Our operations and exploration and development activities in South Africa and Canada are subject to extensive federal, state, provincial, territorial and local laws and regulation governing various matters, including:

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  environmental protection;

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  management and use of hazardous and toxic substances and explosives;

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  management of tailings and other waste generated by our operations;

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  management of natural resources;

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  exploration, development of mines, production and post-closure reclamation;

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  exports and, in South Africa, potential local beneficiation quotas;

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  price controls;

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  taxation;

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  regulations concerning business dealings with local communities;

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  labour standards, BEE laws and regulations and occupational health and safety, including mine safety; and

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  historic and cultural preservation.

        Failure to comply with applicable laws and regulations may result in civil or criminal fines or administrative penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations, requiring corrective measures, installation of additional equipment, remedial actions or recovery of costs if the authorities attend to remediation of any environmental pollution or degradation, any of which could result in us incurring significant expenditures. Environmental non-profit organizations have become particularly vigilant in South Africa and focus on the mining sector. Several such organizations have recently instituted actions against mining companies. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of our properties.

We may face equipment shortages, access restrictions and lack of infrastructure.

        Natural resource exploration, development and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to us and may delay exploration, development or extraction activities. Certain equipment may not be immediately available or may require long lead time orders. A delay in obtaining necessary equipment for mineral exploration and exploitation, including drill rigs, could have a material adverse effect on our operations and financial results.

        Mining, processing, development and exploration activities also depend, to one degree or another, on the availability of adequate infrastructure. Reliable roads, bridges, power sources, fuel and water supply and the availability of skilled labour and other infrastructure are important determinants that affect capital and operating costs. At the Waterberg Project, additional infrastructure will be required prior to commencement of mining. The establishment and maintenance of infrastructure, and services are subject to a number of risks, including risks related to the availability of equipment and materials, inflation, cost overruns and delays, political or community opposition and reliance upon third parties, many of which are outside our control. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay development or ongoing operation of our projects.

        Exploration of mineral properties is less intrusive, and generally requires fewer surface and access rights, than properties developed for mining. We have not secured any surface rights at the Waterberg Project other than those access rights legislated by the MPRDA. If a decision is made to develop the Waterberg Project, or other projects in which we have yet to secure adequate surface rights, we will need to secure such rights. No assurances can be provided that we will be able to secure required surface rights on favorable terms, or at all. Any failure by us to secure surface rights could prevent or delay development of our projects.

Our operations are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

        Notwithstanding the grant of the Integrated environmental Authorisation for the Waterberg Project on August 12, 2020, environmental legislation on a global basis is evolving in a manner that will ensure stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessment of proposed development and a higher level of responsibility and potential liability for companies and their officers, directors, employees and, potentially, shareholders. Compliance with environmental laws and regulations may require significant capital outlays on our behalf and may cause material changes or delays in our intended activities. There can be no assurance that future changes to environmental legislation in Canada or South Africa will not adversely affect our operations. Furthermore, future compliance with environmental reclamation, closure and other requirements may involve significant costs and other liabilities. In particular, our operations and exploration activities are subject to Canadian and South African national and provincial laws and regulations governing protection of the environment. Such laws are continually changing and, in general, are becoming more onerous. See our annual report on Form 20-F incorporated by reference into this prospectus supplement.

        Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in capital expenditures or production costs or a reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties. Environmental hazards may exist on our properties that are unknown at the present time, and that may have been caused by previous owners or operators or that may have occurred naturally. These hazards, as well as any pollution caused by our mining activities, may give rise to significant financial obligations in the future and such obligations could have a material adverse effect on our financial performance.

The mineral exploration industry is extremely competitive.

        The resource industry is intensely competitive in all of its phases. Much of our competition is from larger, established mining companies with greater liquidity, greater access to credit and other financial resources, and that may have newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or greater ability than us to withstand losses. Our competitors may be able to respond more quickly to new laws or regulations or emerging technologies or devote greater resources to the expansion of their operations, than we can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Competition could adversely affect our ability to acquire suitable new producing properties or prospects for exploration in the future. Competition could also affect our ability to raise financing to fund the exploration and development of our properties or to hire qualified personnel. We may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

We require various permits in order to conduct our current and anticipated future operations, and delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on us.

        Our current and anticipated future operations, including further exploration, development activities and commencement of commercial production on our properties, require permits from various national, provincial, territorial and local governmental authorities in the countries in which our properties are located. Compliance with the applicable environmental legislation, permits and land use consents is required on an ongoing basis, and the requirements under such legislation, permits and consents are evolving rapidly and imposing additional requirements. The Waterberg Project prospecting rights issued by the DMR are also subject to land use consents and compliance with applicable legislation on an ongoing basis.

        In addition, the duration and success of efforts to obtain, amend and renew permits are contingent upon many variables not within our control. Shortage of qualified and experienced personnel in the various levels of government could result in delays or inefficiencies. Backlog within the permitting agencies could also affect the permitting timeline of our various projects. Other factors that could affect the permitting timeline include the number of other large-scale projects currently in a more advanced stage of development, which could slow down the review process, and significant public response regarding a specific project. As well, it can be difficult to assess what specific permitting requirements will ultimately apply to all our projects.

Risks of Doing Business in South Africa

Any adverse decision in respect of our mineral rights and projects in South Africa under the MPRDA could materially affect our projects in South Africa.

        With the enactment of the MPRDA, the South African state became the sole regulator of all prospecting and mining operations in South Africa. All prospecting and mining licenses and claims granted in terms of any prior legislation became known as the "old order rights". All prospecting and mining rights granted in terms of the MPRDA are "new order rights". The treatment of new applications and pending applications is uncertain and any adverse decision by the relevant regulatory authorities under the MPRDA may adversely affect title to our mineral rights in South Africa, which could stop, materially delay or restrict us from proceeding with our exploration and development activities or any future mining operations.

        A wide range of factors and principles must be taken into account by the Minister of Mineral Resources and Energy ("Minister") when considering applications for new order rights. These factors include the applicant's access to financial resources and appropriate technical ability to conduct the proposed prospecting or mining operations, the environmental impact of the operation, whether the applicant holds an environmental authorization, water-use license and waste management license and, in the case of prospecting rights, considerations relating to fair competition. Other factors include considerations relevant to promoting employment and the social and economic welfare of all South Africans and showing compliance with the provisions regarding the empowerment of HDPs in the mining industry. All our current prospecting rights are new order rights.

        The assessment of some of the provisions of the MPRDA or the Mining Charter 2018 may be subjective and is dependent upon the views of the DMR as to whether we are in compliance. The Waterberg social and labour plan ("SLP"), for instance, will contain both quantitative and qualitative goals, targets and commitments relating to our obligations to our employees and community residents, the achievement of some of which are not exclusively within our control.

        The Minister has the discretion to cancel or suspend mining rights under Section 47(1) of the MPRDA as a consequence of non-compliance with the MPRDA, environmental legislation, Mining Charter 2018, the terms of our prospecting rights or, once granted, our Mining Right.

        The Section 47 process involves multiple, successive stages which include granting us a reasonable opportunity to show why our rights should not be cancelled or suspended. Pursuant to the terms of the provisions of Section 6(2)(e)(iii) of the Promotion of Administrative Justice Act, No. 3 of 2000 (the "PAJA") read with Section 6 of the MPRDA, the Minister can direct us to take remedial measures. If such remedial measures are not taken, the Minister must again give us a reasonable opportunity to make representations as to why such remedial measures were not taken. The Minister must then properly consider our further representations (which considerations must also comply with PAJA) and only then is the Minister entitled to cancel or suspend a mining right. Any such cancellation or suspension will be subject to judicial review if it is not in compliance with the MPRDA or PAJA, or it is not lawful, reasonable and procedurally fair under Section 33(1) of the South African Constitution.

        Our failure to meet our obligations in relation to the MPRDA, our prospecting rights or our Mining Right, once granted, or Mining Charter 2018 could lead to the suspension or cancellation of such rights and the suspension of our other rights, which would have a material adverse effect on our business, financial condition and results of operations.

The failure to maintain or increase equity participation by HDPs in our prospecting and mining operations could adversely affect our ability to maintain our prospecting and mining rights.

        We are subject to a number of South African statutes aimed at promoting the accelerated integration of HDPs, including the MPRDA, the Broad-Based Black Economic Empowerment Act, 2003 (the "BEE Act"), and Mining Charter 2018. For ownership by BEE groups in mining enterprises, the previous mining charter ("Mining Charter 2010") set a 26% target by December 31, 2014.

        The South African government awards procurement contracts, quotas, licenses, permits and prospecting and mining rights based on numerous factors, including the degree of HDP ownership. The MPRDA and Mining Charter 2018 contain provisions relating to the economic empowerment of HDPs. One of the requirements which must be met before the DMR will issue a mining right is that an applicant must facilitate equity participation by HDPs in the prospecting and mining operations which result from the granting of the relevant rights.

        We have sought to satisfy the foregoing requirements by partnering, at the operating company level, with companies demonstrating 26% HDP ownership. We have partnered with Mnombo in respect to the Waterberg Project and for the prospecting rights.

        We are satisfied that Mnombo is majority-owned by HDPs. The contractual arrangements between Mnombo, us and the HDPs require the HDPs to maintain a minimum level of HDP ownership in Mnombo of more than 50%. However, if at any time Mnombo becomes a company that is not majority owned by HDPs, the ownership structure of the Waterberg Project and the prospecting rights and applications over the Waterberg Project may be deemed not to satisfy HDP requirements.

        On September 27, 2018, the Minister announced the implementation, with immediate effect, of Mining Charter 2018.

        Mining Charter 2018 sets out new and revised targets to be achieved by mining companies, the most pertinent of these being the revised BEE ownership shareholding requirements for mining rights holders. Mining Charter 2018 no longer applies to prospecting rights. Mining Charter 2018 provides revised ownership structures for mining rights holders. New mining rights holders will be required to have a minimum 30% Black Person shareholding (which includes African, Coloured and Indian persons who are citizens of the Republic of South Africa or who became citizens of the Republic of South Africa by naturalisation before April 27, 1994, or a juristic person managed and controlled by such persons) (a 4% increase from the previously required 26% under Mining Charter 2010), which shall include economic interest plus a corresponding percentage of voting rights, per right or in the mining company which holds the right. Applicants for mining rights whose applications have been filed and accepted before September 27, 2018 will have a period of five years from the effective date of the right within which to increase their BEE shareholding to 30%. Whether such 30% will be required to reflect the stipulated distribution to employees, communities and black entrepreneurs is not clear. Existing mining right holders who achieved a minimum of 26% BEE shareholding, or who achieved a 26% BEE shareholding but whose BEE shareholders exited prior to September 27, 2018 will be recognised as BEE ownership compliant for the duration of the mining right, but not for any period of renewal thereof.

        The BEE ownership element of 30% BEE shareholding is ring fenced and requires 100% compliance at all times, other than as set out in Mining Charter 2018. The 30% BEE shareholding for new mining rights must be distributed as to —

  (i)
  a minimum of 5% non-transferable carried interest to qualifying employees from the effective date of a mining right. The definition of qualifying employees excludes employees who already own shares in the company as a condition of their employment, except where such is a "Mining Charter" requirement;

  (ii)
  a minimum of 5% non-transferable carried interest from the effective date of a mining right, or a minimum 5% equity equivalent benefit; and

  (iii)
  a minimum of 20% shareholding to a BEE entrepreneur, of which 5% must preferably be for women.

        A holder can claim a maximum of a 5% offset credit against the BEE entrepreneur allocation for beneficiation on the basis of a DMR approved "beneficiation equity equivalent plan". However, the baselines for beneficiation are still required to be determined by the Minister.

        The application for the Waterberg Project Mining Right will be adjudicated upon and granted in accordance with the ownership requirements of Mining Charter 2010, given that it was lodged and accepted prior to the coming into force of the current Mining Charter 2018. Waterberg JV Co will have a period of five years from the effective date of the right within which to increase its BEE shareholding to 30%. Whether such 30% will be required to reflect the stipulated distribution to employees, communities and black entrepreneurs is uncertain.

        The Waterberg Project shareholders' agreement confirms the principles of BEE compliance and contemplates the potential transfer of equity and the issuance of additional equity to one or more broad based black empowerment partners at fair value in certain circumstances, including a change in law or imposition of a requirement upon Waterberg JV Co. In certain circumstances, Mnombo may be diluted with equity transferred or issued to different black empowerment shareholders.

        The carried interest of 5% to each of the community and the employees must be issued to them at no cost and free of encumbrance. The costs to the right holder of such issue can be recovered from the development of the mineral asset.

        An additional tax is also being raised for Human Resource Development. A right holder will be required to pay 5% of the "leviable amount", being the levy payable under the South African Skills Development Act, No. 97 of 1998, (excluding the mandatory statutory skills levy) towards essential skills development activities such as science, technology, engineering, mathematics skills as well as artisans, internships, apprentices, bursaries, literacy and numeracy skills for employees and non-employees (community members), graduate training programs, research and development of solutions in exploration, mining, processing, technology efficiency (energy and water use in mining), beneficiation as well as environmental conservation and rehabilitation.

        In regard to employment equity, the Mining Charter 2018 sets minimum levels for the participation of Black Persons on all levels of company management and sets incremental targets for the procurement of local goods and services.

        Compliance with a mining right holder's mine community development obligations, principally in terms of its approved SLP is a ring-fenced element of Mining Charter 2018 which requires 100% annual compliance for the duration of the mining right.

        Subject to conditions contained in our prospecting and future mining rights, we may be required to obtain approval from the DMR prior to Waterberg JV Co. undergoing any change in its empowerment status under Mining Charter 2018. In addition, if we or our BEE partners are found to be in non-compliance with the requirements of Mining Charter 2018 and other BEE legislation, including failure to retain the requisite level of HDP ownership, we may face possible suspension or cancellation of our rights under a process governed by Section 47 of the MPRDA.

        In addition, Mining Charter 2018 requires that its provisions be implemented in accordance with Implementation Guidelines, published on December 19, 2018.

        On March 27, 2019, the Minerals Council South Africa announced that it had launched review proceedings against the Minister to set aside certain provisions of Mining Charter 2018. Essentially the review concerns a requirement in the Mining Charter 2018 that mining firms re-empower themselves in order to renew mining licenses or transfer mining rights. This creates greater uncertainty in measuring our progress towards, and compliance with, our commitments under Mining Charter 2018 and other BEE legislation. This litigation remains pending due to ongoing negotiations between the Minerals Council South Africa and the Minister.

        We are obliged to report on our compliance with Mining Charter 2018 against Mining Charter 2018 Scorecard, including our percentage of HDP shareholding, to the DMR on an annual basis.

        When we are required to increase the percentage of HDP ownership in any of our operating companies or projects, our interests may be diluted. In addition, it is possible that any such transactions or plans may need to be executed at a discount to the proper economic value of our operating assets or it may also prove necessary for us to provide vendor financing or other support in respect of some or all of the consideration, which may be on non-commercial terms.

        Currently, the South African Department of Trade and Industry is responsible for leading government action on the implementation of BEE initiatives under the auspices of the BEE Act and the Generic BEE Codes, while certain industries have their own transformation charters administered by the relevant government department (in this case, the DMR). The Broad-Based Black Economic Empowerment Amendment Act, No. 46 of 2013 (the "BEE Amendment Act") came into operation on October 24, 2014. Among other matters, the BEE Amendment Act, through section 3(2), amends the BEE Act to make the BEE Act the overriding legislation in South Africa with regard to BEE requirements the Trumping Provision and will require all governmental bodies to apply the Generic BEE Codes or other relevant code of good practice when procuring goods and services or issuing licenses or other authorizations under any other laws, and penalize fronting or misrepresentation of BEE information. The Trumping Provision came into effect on October 24, 2015. On October 30, 2015, the South African Minister of Trade and Industry exempted the DMR from applying the Trumping Provision for a period of twelve months on the basis that the alignment of Mining Charter 2018 with the BEE Act and the Generic BEE Codes was an ongoing process. The Mining Charter 2018 purports to be aligned with the Generic BEE Codes. The Trumping Provision expired on October 31, 2016 and no new application for exemption was made. Generally speaking, the amended Generic BEE Codes will make BEE-compliance by mining companies more onerous to achieve. The DMR and industry bodies are aware of the implications of the Trumping Provision. Notwithstanding that there has been no further extension of the exemption in respect of the Trumping Provision, to date, the DMR continues to apply the provisions of Mining Charter 2010 and Mining Charter 2018, as applicable, and not the Generic BEE Codes. See our annual report on Form 20-F incorporated by reference into this prospectus supplement.

        The Generic BEE Codes and Mining Charter 2018 require Mnombo to be 51% held and controlled by HDPs to qualify it as a "black-controlled company" or a "BEE Entrepreneur and hence a qualified BEE entity. Mnombo is presently 50.1% owned and controlled by HDPs.

        If we are unable to achieve or maintain our empowered status under Mining Charter 2018 or comply with any other BEE legislation or policies, we may not be able to maintain our existing prospecting and mining rights and/or acquire any new rights; and therefore, would be obliged to suspend or dispose of some or all of our operations in South Africa, which would likely have a material adverse effect on our business, financial condition and results of operations.

Socio-economic instability in South Africa or regionally, including the risk of resource nationalism, may have an adverse effect on our operations and profits.

        We have ownership interests in a significant project in South Africa. As a result, we are subject to political and economic risks relating to South Africa, which could affect an investment in us. South Africa's sovereign currency and debt ratings by international ratings agencies have been downgraded to below investment status and potential further downgrades would likely adversely affect the value of the Rand relative to the Canadian or U.S. Dollar. South Africa was transformed into a democracy in 1994. The government policies aimed at redressing the disadvantages suffered by the majority of citizens under previous governments may impact our South African business. In addition to political issues, South Africa faces many challenges in overcoming substantial differences in levels of economic development among its people. Large parts of the South African population do not have access to adequate education, health care, housing and other services, including water and electricity. We also face a number of risks from deliberate, malicious or criminal acts relating to these inequalities, including theft, fraud, bribery and corruption. On February 15, 2018, the new president of South Africa was inaugurated. He has vowed to take a hard line against graft, corruption and government excesses and was re-elected during South Africa's national and provincial elections held on May 8, 2019.

        We are also subject to the risk of resource nationalism, which encompasses a range of measures, such as expropriation or taxation, whereby governments increase their economic interest in natural resources, with or without compensation. Although wholesale nationalization was rejected by the ruling party, the African National Congress (the "ANC"), leading into the 2014 national elections, a resolution adopted by the ANC on nationalization calls for state intervention in the economy, including "state ownership". A wide range of stakeholders has proposed ways in which the State could extract greater economic value from the South African mining industry. A call for resource nationalization has also been made by the Economic Freedom Fighters, a political party under the leadership of Julius Malema, who is also spearheading a campaign for the expropriation of land without compensation.

        We cannot predict the future political, social and economic direction of South Africa or the manner in which government will attempt to address the country's inequalities. Actions taken by the South African government, or by its people without the sanction of law, could have a material adverse effect on our business. Furthermore, there has been regional, political and economic instability in countries north of South Africa, which may affect South Africa. Such factors may have a negative impact on our ability to own, operate and manage our South African mining projects.

Labour disruptions and increased labour costs could have an adverse effect on our results of operations and financial condition.

        Although our employees are not unionized at this time, trade unions could have a significant impact on our labour relations, as well as on social and political reforms. There is a risk that strikes or other types of conflict with unions or employees may occur at any of our operations, particularly where the labour force is unionized. Labour disruptions may be used to advocate labour, political or social goals in the future. For example, labour disruptions may occur in sympathy with strikes or labour unrest in other sectors of the economy. South African employment law sets out minimum terms and conditions of employment for employees, which form the benchmark for all employment contracts. Disruptions in our business due to strikes or further developments in South African labour laws may increase our costs or alter our relationship with our employees and trade unions, which may have an adverse effect on our financial condition and operations. South Africa has recently experienced widespread illegal strikes and violence.

Changes in South African State royalties where many of our mineral reserves are located could have an adverse effect on our results of operations and our financial condition.

        The Mineral and Petroleum Resources Royalty Act, No. 28 of 2008 (the "Royalty Act") effectively came into operation on May 1, 2009. The Royalty Act establishes a variable royalty rate regime, in which the prevailing royalty rate for the year of assessment is assessed against the gross sales of the extractor during the year. The royalty rate is calculated based on the profitability of the mine (earnings before interest and taxes) and varies depending on whether the mineral is transferred in refined or unrefined form. For mineral resources transferred in unrefined form, the minimum royalty rate is 0.5% of gross sales and the maximum royalty rate is 7% of gross sales. For mineral resources transferred in refined form, the maximum royalty rate is 5% of gross sales. The royalty will be a tax-deductible expense. The royalty becomes payable when the mineral resource is "transferred," which refers to the disposal of a mineral resource, the export of a mineral resource or the consumption, theft, destruction or loss of a mineral resource. The Royalty Act allows the holder of a mining right to enter into an agreement with the tax authorities to fix the percentage royalty that will be payable in respect of all mining operations carried out in respect of that resource for as long as the extractor holds the right. The holder of a mining right may withdraw from such agreement at any time.

        The feasibility studies covering our South African projects made certain assumptions related to the expected royalty rates under the Royalty Act. If and when we begin earning revenue from our South African mining projects, and if the royalties under the Royalty Act differ from those assumed in the feasibility studies, this new royalty could have a material and adverse impact on the economic viability of our projects in South Africa, as well as on our prospects, financial condition and results of operations.

Interruptions, shortages or cuts in the supply of electricity or water could lead to disruptions in production and a reduction in our operating capacity.

        We plan to procure all of the electricity necessary for our operations from ESKOM Holdings Limited, South Africa's state-owned electricity utility ("ESKOM"), and no significant alternative sources of supply are available to us. ESKOM has suffered from prolonged underinvestment in new generating capacity which, combined with increased demand, led to a period of electricity shortages. ESKOM has now established sufficient capacity to meet South Africa's current requirements but remains severely under-capitalized and over-indebted. Since 2008, ESKOM has invested heavily in new base load power generation capacity. Its principal project, a power station known as Medupi, has been subject to delays, with the last unit commissioned in 2019. However, Medupi continues to operate below its anticipated electricity generation potential. ESKOM is heavily dependent on coal to fuel its electricity plants. Accordingly, if coal mining companies experience labour unrest or disruptions to production (which have occurred historically in South Africa, including a coal strike by approximately 30,000 National Union of Mineworkers members which lasted for approximately one week in October 2015), or if heavy rains, particularly during the summer months in South Africa, adversely impact coal production or coal supplies, ESKOM may have difficulty supplying sufficient electricity supply to us.

        We are dependent on the availability of water in our areas of operations. Shifting rainfall patterns and increasing demands on the existing water supply have caused water shortages in our areas of operations.

        If electricity or water supplies are insufficient or unreliable, we may be unable to operate as anticipated, which may disrupt production and reduce revenues.

Characteristics of and changes in the tax systems in South Africa could materially adversely affect our business, financial condition and results of operations.

        Our subsidiaries pay different types of governmental taxes in South Africa, including corporation tax, payroll taxes, VAT, state royalties, various forms of duties, dividend withholding tax and interest withholding tax. The tax regime in South Africa is subject to change. Tax assessments by various taxation authorities, who may interpret tax legislation in a manner different from us, may negatively affect the final amount or the timing of the payment or refund of taxes in South Africa.

        On May 26, 2019, the Second Draft Carbon Tax Bill 2017 was signed into law as the Carbon Tax Act, No. 15 of 2019, resulting in a carbon tax being implemented on June 1, 2019 (the "Carbon Act"). As per the Carbon Act's Preamble, "the South African government is of the view that imposing a tax on greenhouse gas emission ("GHG") emissions and concomitant measures such as providing tax incentives for rewarding efficient use of energy will provide appropriate price signals to help nudge the economy towards a more sustainable growth path." The Carbon Act levies the tax at a rate of R120 per ton of carbon dioxide equivalent ("CO2-eq") of GHG emissions on identified activities that exceed prescribed GHG emission thresholds. The tax rate is set to increase annually at the amount of the consumer price inflation plus 2% until December 31, 2022. After December 31, 2022, the tax rate must be increased in line with consumer price inflation of the preceding tax year as determined by Statistics South Africa. Phasing-in of the tax has, however, provisionally allowed for a reduced tax rate.

        The first phase of the carbon tax will run until the end of 2022 and, due to the various tax-free allowances provided for under sections 7 to 13 of the Carbon Act, allows for an initial effective carbon tax rate as low as R6 to R48 per ton CO2-eq. These allowances include a/an:

  •
  basic allowance for fuel combustible emissions of between 60% and 75%;

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  basic allowance for industrial process emissions of between 60% and 70%;

  •
  allowance in respect of fugitive emissions of 10%;

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  trade exposure allowance of up to a maximum of 10%;

  •
  performance allowance not exceeding 5% of the total GHG emissions of the taxpayer during the relevant tax period;

  •
  carbon budget allowance of 5% for companies who have a carbon budget, which means a limit on total GHG emissions from a specific company, within a specific period of time. It is understood that this allowance is only available to entities who voluntarily participate in phase 1 of the carbon budget and obtain the written consent of the Department of Environmental Affairs; and

  •
  carbon offset allowance of either 5% or 10%.

        A taxpayer, other than a taxpayer in respect of which the maximum total allowance is expressly stipulated in Schedule 2 of the Act to constitute 100%, is only entitled to receive the sum of the allowances mentioned above in respect of a tax period to the extent that the sum of the allowances does not exceed 95% of its total GHG emissions.

        Furthermore, and as previously committed to by the South African national treasury, phase 1 of the tax is also electricity neutral in providing credits for the renewable energy premium built into electricity tariffs and electricity generation levy. The impacts of the tax on the energy sector will therefore only feed through to the consumer upon the commencement of phase 2 in January 2023.

        Despite the promulgation of the Carbon Act, final regulations required for the implementation of the carbon offset and trade exposure allowances have yet to be published, which is currently impacting on entities' ability to reduce their carbon tax liability. See our annual report on Form 20-F incorporated by reference into this prospectus supplement.

        The ANC held a policy conference in June 2012 at which the State Intervention in the Minerals Sector report (the "SIMS Report") commissioned by the ANC was debated. The SIMS Report includes a proposal for a super tax of 50% of all profits above a 15% return on investment, which would apply in respect of all metals and minerals. If a super tax is implemented, we may realize lower after-tax profits and cash flows from our current mining operations and may decide not to pursue certain new projects, as such a tax could render these opportunities uneconomic.

        It is also possible that we could become subject to taxation in South Africa that is not currently anticipated, which could have a material adverse effect on our business, financial condition and results of operations.

Community relations may affect our business.

        Maintaining community support through a positive relationship with the communities in which we operate is critical to continuing successful exploration and development. As a business in the mining industry, we may come under pressure in the jurisdictions in which we explore or develop, to demonstrate that other stakeholders benefit and will continue to benefit from our commercial activities. We may face opposition with respect to our current and future development and exploration projects which could materially adversely affect our business, results of operations, financial condition and common share price.

        Under Mining Charter 2018, there is a greater focus on mine community development. A right holder must meaningfully contribute towards mine community development in keeping with the principles of the social license to operate. A right holder must develop its SLP, in consultation with relevant municipalities, mine communities, traditional authorities and affected stakeholders, and identify developmental priorities of mine communities. The identified developmental priorities must be contained in the SLP. See our annual report on Form 20-F incorporated by reference into this prospectus supplement.

South African foreign exchange controls may limit repatriation of profits.

        We will need to repatriate funds from our foreign subsidiaries to fulfill our business plans and make payments on the 2019 Sprott Facility and any future financing. Since commencing business in South Africa, we have loaned or invested approximately CDN$845 million (net of repayments) as at May 31, 2020 into PTM RSA in South Africa. We obtained approval from the South African Reserve Bank ("SARB") in advance for our investments into South Africa. We anticipate that we will loan certain of the proceeds from this offering to PTM RSA with the advance approval of the SARB. Although we are not aware of any law or regulation that would prevent the repatriation of funds we have loaned or invested into South Africa back to us in Canada, no assurance can be given that we will be able to repatriate funds back to Canada in a timely manner or without incurring tax payments or other costs when doing so, due to legal restrictions or tax requirements at local subsidiary levels or at the parent company level, which costs could be material.

        South Africa's exchange control regulations restrict the export of capital from South Africa. Although we are not ourselves subject to South African exchange control regulations, these regulations do restrict the ability of our South African subsidiaries to raise and deploy capital outside the country, to borrow money in currencies other than the Rand and to hold foreign currency. Exchange control regulations could make it difficult for our South African subsidiaries to: (a) export capital from South Africa; (b) hold foreign currency or incur indebtedness denominated in foreign currencies without approval of the relevant South African exchange control authorities; (c) acquire an interest in a foreign venture without approval of the relevant South African exchange control authorities and compliance with certain investment criteria; and (d) repatriate to South Africa profits of foreign operations. While the South African government has relaxed exchange controls in recent years, and continues to do so, it is difficult to predict whether or how it will further relax or abolish exchange control measures in the foreseeable future. There can be no assurance that restrictions on repatriation of earnings from South Africa will not be imposed on us in the future.

Land in South Africa could be subject to land restitution claims or land expropriation, which could impose significant costs and burdens.

        To the extent that our operating subsidiaries acquire privately held land, such land could be subject to land restitution claims under the Restitution of Land Rights Act, No. 22 of 1994, as amended (the "Land Claims Act") and the Restitution of Land Rights Amendment Act 15 of 2014 (the "Restitution Amendment Act"), which took effect on July 1, 2014. Under the Land Claims Act and the Restitution Amendment Act, any person who was dispossessed of rights in land in South Africa after June 19, 1913 as a result of past racially discriminatory laws or practices without payment of just and equitable compensation, and who (subject to the promulgation of further legislation) lodges a claim on or before June 30, 2019, is granted certain remedies. A successful claimant may be granted either return of the dispossessed land (referred to as "restoration") or equitable redress (which includes the granting of an appropriate right in alternative state-owned land, payment of compensation or "alternative relief"). If restoration is claimed, the Land Claims Act requires the feasibility of such restoration to be considered. Restoration of land may only be given in circumstances where a claimant can use the land productively with the feasibility of restoration dependent on the value of the property.

        The South African Minister of Rural Development and Land Reform may not acquire ownership of land for restitution purposes without a court order unless an agreement has been reached between the affected parties. The Land Claims Act also entitles the South African Minister of Rural Development and Land Reform to acquire ownership of land by way of expropriation either for claimants who are entitled to restitution of land, or, in respect of land over which no claim has been lodged but the acquisition of which is directly related to or affected by such claim, will promote restitution of land to claimants or alternative relief. Expropriation would be subject to provisions of legislation and the South African Constitution, which provide, in general, for just and equitable compensation.

        However, the ANC has declared its intention to proceed with an orderly process of land expropriation, potentially without compensation being paid to landowners. The form of this process remains unclear.

        There is no guarantee, however, that any privately held land rights could not become subject to acquisition by the state without our agreement, or that we would be adequately compensated for the loss of any land rights. Any such claims could have a negative impact on our South African projects and therefore an adverse effect on our business, operating results and financial condition.

Risks Relating to the Offering and the Common Shares

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

        As described under "Use of Proceeds," we are required to pay a portion of the proceeds of this offering to Sprott in partial repayment of the 2019 Sprott Facility and a portion of the proceeds to repay, in part, the 2017 Macquarie Fees. However, our management team will have broad discretion in the application of the remaining net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team's judgment with respect to the use of these proceeds. However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

        We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

We have never paid dividends and do not expect to do so in the foreseeable future.

        We have not paid any dividends since incorporation and we have no plans to pay dividends in the foreseeable future. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. In addition, our ability to declare and pay dividends may be affected by the South African government's exchange controls. See our annual report on Form 20-F (which was also filed as the Company's form of Annual Information Form) incorporated by reference into this prospectus supplement.

Our common share price has been volatile in recent years.

        In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development-stage mining companies, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur.

        The factors influencing such volatility include macroeconomic developments (including developments with COVID-19) in North America and globally, and market perceptions of the attractiveness of particular industries. The price of our common shares is also likely to be significantly affected by short-term changes in precious metal prices or other mineral prices, currency exchange fluctuations and our financial condition or results of operations as reflected in our earnings reports. Other factors unrelated to our performance that may have an effect on the price of our common shares and other securities include the following:

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  the extent of analyst coverage available to investors concerning the business may be limited if investment banks with research capabilities do not follow our securities;

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  lessening in trading volume and general market interest in our securities may affect an investor's ability to trade significant numbers of our securities;

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  changes to South African laws and regulations might have a negative effect on the development prospects, timelines or relationships for our material properties;

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  the size of our public float may limit the ability of some institutions to invest in our securities; and

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  a substantial decline in the price of our securities that persists for a significant period of time could cause our securities to be delisted from an exchange, further reducing market liquidity.

        Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

We may be unable to maintain compliance with NYSE American and TSX continued listing standards and our common shares may be delisted from the NYSE American and TSX equities markets, which would likely cause the liquidity and market price of the common shares to decline.

        Our common shares are currently listed on the NYSE American and the TSX. We are subject to the continued listing criteria of the NYSE American and the TSX and such exchanges will consider suspending dealings in, or delisting, securities of an issuer that does not meet its continued listing standards. In order to maintain the listings, we must maintain certain objective standards, such as share prices, shareholders' equity, market capitalization and share distribution targets. In addition to objective standards, the NYSE American may delist the securities of any issuer, among other reasons, if the issuer sells or disposes of principal operating assets, ceases to be an operating company or has discontinued a substantial portion of its operations or business for any reason or the NYSE American otherwise determines in its discretion that the securities are unsuitable for continued trading. We may not be able to satisfy these standards and remain listed on the NYSE American and TSX.

        On April 10, 2018 and May 23, 2018, we received letters from NYSE American stating that we were not in compliance with the continued listing standards as set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide with respect to stockholders' equity, or in Section 1003(f)(v) of the Company Guide with respect to the selling price of the Company's Common Shares.

        We regained compliance with Section 1003(f)(v) of the Company Guide subsequent to the 2018 Share Consolidation. On October 10, 2019, the NYSE American notified us that we had resolved our listing deficiency with respect to Section 1003(a) and successfully regained compliance with the NYSE American's continued listing standards.

        Delisting of the common shares may result in a breach or default under certain of our agreements. Without limiting the foregoing, a TSX or NYSE American delisting would result in a default (unless any required waivers could be obtained) under certain or all of our outstanding indebtedness, which would have a material adverse impact on us. See "Risks Relating to the Company". A delisting of our common shares could also adversely affect our reputation, our ability to raise funds through the sale of equity or securities convertible into equity and the terms of any such fundraising, the liquidity and market price of our common shares and the ability of broker-dealers to purchase the common shares.

The exercise of outstanding stock options or settlement of outstanding RSUs will result in dilution to the holders of common shares.

        The issuance of common shares upon the exercise of our outstanding stock options and settlement of our RSUs will result in dilution to the interests of shareholders and may reduce the trading price of the common shares. Additional stock options to purchase common shares and RSUs which settle in common shares may be issued in the future. Exercises or settlements of these securities, or even the potential of their exercise or settlement, may have an adverse effect on the trading price of our common shares. The holders of stock options are likely to exercise them at times when the market price of our common shares exceeds the exercise price of the securities. Accordingly, the issuance of common shares upon exercise of the stock options will likely result in dilution of the equity represented by the then outstanding common shares held by other shareholders. The holders of stock options can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by these stock options.

Future sales, conversion of senior subordinated notes or issuances of equity securities could decrease the value of the common shares, dilute investors' voting power and reduce our earnings per share.

        We have in the past, and are likely to in the future, sell equity securities in offerings (including through the sale of debt securities convertible into equity securities) to finance operations, exploration, development, acquisitions, debt repayment or other projects. In addition, we have outstanding the Notes, which may, in certain circumstances, be converted into or paid (including interest payments) in common shares. Such common shares will, in the case of interest payments made in common shares, and may, in certain other circumstances, be issued at prices lower than the then-prevailing market price.

        We have in the past, and may in the future, make interest payments under the Notes in common shares. We cannot predict the number of common shares that will be issued in respect of such interest payments, the timing or amount of conversions of Notes, or the size or terms of future issuances of equity securities or securities convertible into equity securities or the effect, if any, that future issuances and sales of the securities will have on the market price of our common shares. In addition, the conversion price of the Notes is subject to adjustment in certain circumstances. Any transaction involving the issuance of previously authorized but unissued common shares, or securities convertible into common shares, would result in dilution, possibly substantial, to shareholders.

        Our board of directors has the authority to authorize certain offers and sales of the securities without the vote of, or prior notice to, shareholders. Based on the need for additional capital to fund expected expenditures and growth, it is likely that we will issue the securities to provide such capital. Such additional issuances may involve the issuance of a significant number of common shares at prices less than the current market price.

        Sales of substantial amounts of securities, or the availability of the securities for sale, could adversely affect the prevailing market prices for the securities and dilute investors' earnings per share. A decline in the market prices of the securities could impair our ability to raise additional capital through the sale of additional securities should we desire to do so.

Judgments based upon the civil liability provisions of the United States federal securities laws may be difficult to enforce.

        The ability of investors to enforce judgments of United States courts based upon the civil liability provisions of the United States federal securities laws against us, our directors and officers, and the experts named herein may be limited due to the fact that we are incorporated outside of the United States, a majority of such directors, officers, and experts reside outside of the United States and a substantial portion of our assets and said persons are located outside the United States. There is uncertainty as to whether foreign courts would: (a) enforce judgments of United States courts obtained against us, our directors and officers or the experts named herein predicated upon the civil liability provisions of the United States federal securities laws; or (b) entertain original actions brought in Canadian courts against us or such persons predicated upon the federal securities laws of the United States, as such laws may conflict with Canadian laws.

There may be adverse Canadian tax consequences for a foreign controlled Canadian company that acquires our securities.

        Certain adverse tax considerations may be applicable to a corporation that does not deal at arm's length for purposes of the Income Tax Act (Canada) (the "Tax Act") with a corporation resident in Canada and that is, or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of common shares pursuant to this prospectus supplement, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm's length, for the purposes of the "foreign affiliate dumping" rules in the Tax Act. Such corporations should consult their tax advisors with respect to the consequences of acquiring the common shares.

We may be a "passive foreign investment company" for our current and future tax years, which may have adverse U.S. federal income tax consequences for U.S. investors.

        Potential investors in the common shares who are U.S. taxpayers should be aware that we may be classified as a "passive foreign investment company" or "PFIC" for our current and future tax years. If we are a PFIC for any tax year during a U.S. taxpayer's holding period of the common shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the common shares or any so-called "excess distribution" received on the common shares, as ordinary income, and to pay an interest charge on a portion of such gain or excess distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective "qualified electing fund" or "QEF" election (a "QEF Election") under Section 1295 of the Internal Revenue Code of 1986, as amended (the "Code") or a mark-to-market election (a "Mark-to-Market Election") under Section 1296 of the Code. A U.S. taxpayer who makes a timely and effective QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our shareholders. However, U.S. taxpayers should be aware that there can be no assurance that we will satisfy the record keeping requirements that apply to a qualified electing fund, or that we will supply U.S. taxpayers with information that such U.S. taxpayers require to report under the QEF Election rules, in the event that we are a PFIC and a U.S. taxpayer wishes to make a QEF Election. Thus, U.S. taxpayers may not be able to make a QEF Election with respect to their common shares. A U.S. taxpayer who makes the Mark to Market Election generally must include as ordinary income each year the excess of the fair market value of the common shares over the taxpayer's basis therein. This paragraph is qualified in its entirety by the discussion below under the heading "Certain U.S. Federal Income Tax

Considerations — Passive Foreign Investment Company Rules." Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the common shares.

We are a "non-accelerated filer" and we cannot be certain whether the reduced disclosure requirements applicable to non-accelerated filers will make the securities less attractive to investors.

        We are a "non-accelerated filer" and intend to take advantage of exemptions from various requirements that are applicable to other public companies that are non-accelerated filers, including not being required to comply with the auditor attestation requirements of Section 404 of the U.S. Sarbanes-Oxley Act of 2002 for so long as we are a non-accelerated filer. We cannot predict if investors will find the securities less attractive because our independent auditors will not have attested to the effectiveness of our internal controls. If some investors find the securities less attractive as a result of our independent auditors not attesting to the effectiveness of our internal controls or as a result of other exemptions that we may take advantage of, or if our independent auditors do not determine our internal control over financial reporting to be effective when required after we cease to be a non-accelerated filers, the trading market for our securities and the value of the securities may be adversely affected.

Our growth, future profitability and ability to obtain financing may be impacted by global financial conditions.

        Global financial conditions continue to be characterized by extreme volatility. In recent years, global markets have been adversely impacted by the credit crisis that began in 2008, the European debt crisis, COVID-19 and significant fluctuations in fuel and energy costs and metals prices. Many industries, including the mining industry, have been impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to economic shocks. A slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our growth and profitability. Future economic shocks may be precipitated by a number of causes, including debt crises, a continued rise in the price of oil and other commodities, the volatility of metal prices, geopolitical instability, terrorism, the devaluation and volatility of global stock markets, health crises and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact our ability to obtain equity or debt financing in the future on terms favourable to us or at all. In such an event, our operations and financial condition could be adversely impacted.

USE OF PROCEEDS

        The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with the Agent as a source of financing.

        We intend to use the net proceeds of the offering for our share of pre-development costs on the Waterberg Project, general corporate purposes and to repay in part our existing 2019 Sprott Facility, and, in part, the 2017 Macquarie Fees. The 2019 Sprott Facility provides that 50% of the proceeds of offerings of equity or debt securities are required to be paid to Sprott in partial repayment of the 2019 Sprott Facility; provided, however, that Sprott has advised us that it will only require us to pay 50% of the net proceeds of this offering in excess of $1,000,000 to Sprott in partial repayment of the 2019 Sprott Facility, and for any net proceeds of this offering in excess of $2,000,000, Sprott will only require us to pay 25% of such net proceeds to Sprott in partial repayment of the 2019 Sprott Facility and 12.5% of such net proceeds to Macquarie in partial repayment of the 2017 Macquarie Fees. The 2019 Sprott Facility is a credit agreement with Sprott and the Sprott Lenders pursuant to which the Sprott Lenders provided a $20.0 million principal amount senior secured credit facility advance to us. The maturity date of the 2019 Sprott Facility is August 14, 2021. We have an option to extend the maturity date by one year in exchange for a payment in Common Shares or cash of three percent of the outstanding principal amount of the 2019 Sprott Facility two business days prior to the original maturity date. Amounts outstanding under the 2019 Sprott Facility bear interest at a rate of 11.00% per annum, compounded monthly. As of the date of this prospectus supplement, we have drawn down the full $20.0 million principal amount of the 2019 Sprott Facility.

        We have limited financial resources and do not generate any cash flow from current operations. As at August 31, 2020, we held cash of $1.46 million and a working capital deficit of $1.70 million. Assuming the successful closing of this offering in full, based on our planned Waterberg Project expenditures, debt service expenditures and historical average monthly burn rate for general and administrative costs over the three month period ended May 31, 2020 of approximately $0.8 million (unaudited), we expect to have sufficient capital to maintain general operations, including interest payments on the Notes and the 2019 Sprott Facility, but not the construction capital required for the Waterberg Project or repayment of the 2017 BMO Fees or the remaining $0.3 million in 2017 Macquarie Fees, until July 31, 2021, after which time we will require additional capital to satisfy our obligations, including under our indebtedness. The Company will also require additional financing to fund its share of expected Waterberg project construction, development and ramp up costs within twelve months of the grant of our Mining Right, which is expected by the end of the calendar year. If additional financing is raised by the issuance of shares from treasury of the Company or other securities convertible into common shares, control of the Company may change, security holders will suffer additional dilution and the price of our common shares may decrease. Failure to obtain such additional financing could result in the delay or indefinite postponement of further development of our properties, or even a loss of property interests.

        The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures in these areas may vary significantly from our current intentions and will depend upon a number of factors, including our ability to advance the Waterberg Project into production, actual expenses to operate our business, and other unforeseen events, including those listed under the "Risk Factors" section of the prospectus, this prospectus supplement and our annual report on Form 20-F. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

        Pending use of proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including long-term and short-term, investment-grade or FDIC insured, interest-bearing instruments.

 CAPITALIZATION

        The following table sets forth our cash and investments and our capitalization as of May 31, 2020 on:

  •
  an actual basis;

  •
  an as adjusted basis giving effect to closing of the offering in full, at an assumed offering price of $2.28 per common share, which is the last reported sale price of our common shares on the NYSE American on September 3, 2020; and

  •
  repayment of $2,837,500 of the 2019 Sprott Facility and $1,168,750 of the 2017 Macquarie Fees.

        The information in this table is illustrative only and our capitalization following the completion of this offering will be adjusted based on the public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with consolidated financial statements and the notes thereto included in the documents.

	As of May 31, 2020
	Actual	As Adjusted(1)
	(in thousands)
Cash and cash equivalents	$1,330	$8,613
Loans Payable(2)	$2,824	$1,655 (3)
Long-term debt(4)	$19,202	$16,364 (5)
Notes	$17,320	17,320
Shareholders' equity
Share capital (common shares): unlimited shares authorized; 62,347,102 shares issued and outstanding as of May 31, 2020; 67,610,260 shares issued and outstanding after giving effect to the offering(6)	$859,728	$871,018
Contributed surplus	$27,920	$27,920
Accumulated other comprehensive loss	$(163,671)	$(163,671)
Deficit	$(745,130)	$(745,130)
Shareholders' equity attributable to shareholders of the Company	$(21,153)	$(9,863)
Total capitalization	$(21,153)	$(9,863)

Notes:
(1)
After deduction of a fee representing 3.0% of the aggregate gross proceeds of the offering and estimated expenses of the offering of $350,000.
(2)
2017 Broker Fees.
(3)
Includes the application of proceeds from the offering to partial payment of the Loans Payable.
(4)
2019 Sprott Facility
(5)
Includes the application of proceeds from the offering to partial repayment of the 2019 Sprott Facility.
(6)
As of May 31, 2020, this figure excluded 3,182,500 common shares reserved for issuance pursuant to outstanding stock options (with a weighted average exercise price of C$2.20), 468,370 common shares reserved for issuance upon settlement of outstanding RSUs, the common shares issuable pursuant to the Notes, including 526,471 common shares issued on July 2, 2020 in settlement of biannual interest due on the Notes, 1,221,500 common shares issued pursuant to the June 17, 2020 non-brokered private placement, and common shares issuable upon the extension of the 2019 Sprott Facility.

        Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices.

        As of the date of this prospectus, the following options to acquire common shares are outstanding under the terms of our share compensation plan which were granted to our employees (including employees who are our executive officers or directors) unless otherwise noted.

Number of Underlying Common Shares	Exercise Price	Expiration Date
1,554,000(1)	CAD$2.61	April 9, 2024
1,628,500(2)	CAD$1.81	December 2, 2024

Notes:
(1)
Granted on April 9, 2019, vesting one-third on the first day after each of the first three anniversaries of the grant date. Includes a grant of options to acquire 16,800 common shares to each of our non-employee directors at the time of the grant.
(2)
Granted on December 2, 2019, vesting one-third on the first day after each of the first three anniversaries of the grant date. Includes a grant of options to acquire 12,000 common shares to each of our non-employee directors at the time of the grant.

        As of the date of this prospectus, we have outstanding an aggregate of 468,370 restricted share units or RSUs, of which 223,433 RSUs were awarded to our employees (including employees who are our executive officers or directors) on April 9, 2019 and 244,927 RSUs were awarded on December 2, 2019. These RSUs were awarded under the terms of our share compensation plan and vest one-third on each of the first three anniversaries of the applicable award date.

        As of the date of this prospectus, we have outstanding an aggregate of 356,881 deferred shared units of DSUs of which 240,000 DSUs were awarded to our non-employee directors on January 27, 2020 and 116,881 DSUs were awarded on April 9, 2019. These DSUs vest one-third on the first day after each of the first three anniversaries of the award date and are in addition to any DSUs received by such directors upon conversion of director fees. Pursuant to the terms of our DSU plan, all DSUs are cash settled. To date, a further 124,261 DSU's have been granted for director fees earned.

DILUTION

        If you invest in our common shares in this offering, your interest will be diluted to the extent of the difference between the price per share that you pay and the net book value per share of our common shares immediately after this offering.

        As of May 31, 2020, our net book value was negative $(4.26) million, or negative $(0.07) per common share. Net book value or deficit per share is equal to our total assets, less total liabilities, divided by the number of outstanding common shares. Dilution with respect to net book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the net book value per share of our common shares immediately after this offering. After giving effect to the sale of common shares in this offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed public offering price of $2.28 per share, which is the last reported sale price of our common shares on the NYSE American on September 3, 2020, our as adjusted net book value as of May 31, 2020 would have been approximately $7.0 million, or approximately $0.10 per common share. This represents an immediate increase in net book value of $0.17 per share to our existing stockholders and an immediate dilution of $(2.18) per share to investors participating in this offering.

        The following table illustrates this dilution on a per share basis:

Assumed public offering price per share			$2.28
Net book value per share as of May 31, 2020		$(0.07)
Increase in net book value per share attributable to this offering		$0.17

As adjusted net book value per share after giving effect to this offering	$		0.10

Dilution per share to investors purchasing common shares in this offering	$		2.18

        Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices. The dilution per share to new investors purchasing our common stock in this offering will depend on the number and price of shares of our common stock that are sold in this offering.

        The foregoing tables are calculated based on 62,347,102 common shares that were outstanding on May 31, 2020, and exclude as of that date:

  •
  common shares issuable pursuant to the Notes, including 526,471 common shares issued on July 2, 2020 in settlement of biannual interest due on the Notes;

  •
  1,221,500 common shares issued pursuant to the June 17, 2020 non-brokered private placement;

  •
  common shares issuable upon the extension of the 2019 Sprott Facility;

  •
  common shares issuable upon the exercise of options with a weighted average exercise price of C$2.20;

  •
  common shares issuable upon the settlement of RSUs; and

  •
  remaining common shares reserved for issuance under our Stock Compensation Plan.

        New investors will experience further dilution if common shares are issued pursuant to the Notes, any of our outstanding options are exercised or RSUs are settled or new options or RSUs are issued and exercised or settled under our equity incentive plans. Furthermore, we may choose to raise additional capital through the sale of equity or other securities based on market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities could result in further dilution of stockholders.

DIVIDEND POLICY

        We have not declared or paid any cash dividends on our capital stock since our inception. We currently anticipate that we will retain future earnings, if any, for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors our board of directors deems relevant. As a result, we anticipate that only appreciation of the price of our common shares, if any, will provide a return to investors in this offering for at least the foreseeable future.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined herein) arising from and relating to the ownership and disposition of common shares. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the ownership and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the ownership and disposition of common shares.

        No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

        This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are available as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects of any proposed legislation.

U.S. Holders

        For purposes of this summary, the term "U.S. Holder" means a beneficial owner of common shares that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

        For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of common shares that is not a U.S. Holder and not a partnership. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from or relating to the ownership and disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the ownership and disposition of common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

        This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) are subject to special tax accounting rules; or (j) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act Canada (the "Tax Act"); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute "taxable Canadian property" under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the ownership and disposition of common shares.

        In particular, it is noted that we may be or may become a "controlled foreign corporation" for U.S. federal income tax purposes, and therefore, if a U.S. Holder owns 10% or more of our stock by voting power or value directly, indirectly and/or under the applicable attribution rules, the U.S. federal income tax consequences to such U.S. Holder of owning common shares may be significantly different than those described below in several respects. If a U.S. Holder owns 10% or more of our stock by voting power or value directly, indirectly and/or under the applicable attribution rules, such holder should consult its own tax advisors regarding the U.S. federal income tax rules applicable to an investment in a controlled foreign corporation.

        If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such entity or owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the ownership and disposition of common shares.

Passive Foreign Investment Company Rules

PFIC Status

        If we were to constitute a "passive foreign investment company" under the meaning of Section 1297 of the Code (a "PFIC", as defined below) for any year during a U.S. Holder's holding period, then certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the ownership and disposition of our common shares. Based on current business plans and financial expectations, we believe that we may be a PFIC for our current tax year and may be a PFIC in future tax years. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our subsidiaries) concerning our PFIC status. Each U.S. Holder should consult its own tax advisors regarding our PFIC status and each of our subsidiaries.

        In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

        We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income is passive income (the "PFIC income test") or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets

(the "PFIC asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

        For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain "related persons" (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

        Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

        If we are a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election"). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

        A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of common shares; and (b) any "excess distribution" received on the common shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the common shares, if shorter).

        Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

        If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

        A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

        A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

        The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the common shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a "purging" election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its common shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

        A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

        U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

        A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

        A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be "marketable stock" if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this regard.

        A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the common shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

        A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder's adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

        A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

        A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

        Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

        Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

        Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

        Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

        The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

Ownership and Disposition of Shares of Common Stock to the Extent that the Passive Foreign Investment Company Rules Do Not Apply

        The following discussion is subject, in its entirety, to the rules described above under the heading "Passive Foreign Investment Company Rules".

Distributions on Shares of Common Stock

        A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current or accumulated "earnings and profits", as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. (See "Sale or Other Taxable Disposition of Shares of Common Stock" below). However, we do not intend to maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. If we are a PFIC, a dividend generally will be taxed to a U.S. Holder at ordinary income tax rates. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Shares of Common Stock

        Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder's tax basis in such common shares sold or otherwise disposed of. A U.S. Holder's tax basis in common shares generally will be such U.S. Holder's U.S. dollar cost for such common shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

        Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

        The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

        Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

        Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

        Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax at the rate of 24% if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

        The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Tax Act (as defined herein) and the regulations thereunder (the "Regulations") generally applicable to a holder who acquires common shares as beneficial owner pursuant to this prospectus supplement and who, at all relevant times, for the purposes of the Tax Act, (i) deals at arm's length with us and the underwriters, (ii) is not affiliated with us or the underwriters, (iii) acquires and holds the common shares as capital property, (iv) for the purposes of the Tax Act and any applicable income tax treaty, is not, and is not deemed to be, resident in Canada, and (v) does not, and is not deemed to, use or hold common shares in or in the course of carrying on a business in Canada (each, a "Non-Resident Holder"). Common shares will generally be considered to be capital property to a Non-Resident Holder unless the Non-Resident Holder holds or uses the common shares, or is deemed to hold or use the common shares, in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

        The term "U.S. Resident", for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-United States Income Tax Convention (1980) (the "Treaty"), is at all relevant times a resident of the United States and is a "qualifying person" within the meaning of the Treaty. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Treaty. U.S. Residents are urged to consult their own tax advisors to determine their entitlement to benefits under the Treaty based on their particular circumstances.

        This summary does not apply to a Non-Resident Holder: (i) that is a "financial institution" for purposes of the mark-to-market rules contained in the Tax Act, (ii) an interest in which is or would constitute a "tax shelter investment" as defined in the Tax Act, (iii) that is a "specified financial institution" as defined in the Tax Act, (iv) that reports its "Canadian tax results" in a currency other than Canadian currency, as defined in the Tax Act, (v) who received common shares upon exercise of a stock option, (vi) who has entered into or will enter into, with respect to their common shares, a "synthetic disposition arrangement" or a "derivative forward agreement" as those terms are defined in the Tax Act, (vii) that is exempt from tax under the Tax Act, or (viii) that is a corporation that does not deal at arm's length for the purposes of the Tax Act with a corporation resident in Canada and that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares pursuant to this prospectus supplement, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm's length, for the purposes of the foreign affiliate dumping rules in Section 212.3 of the Tax Act. All such Non-Resident Holders should consult their own tax advisors with respect to an investment in common shares.Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an authorized foreign bank (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

        This summary does not address the deductibility of interest by a Non-Resident Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of common shares.

        This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date hereof, specific proposals to amend the Tax Act (the "Proposed Amendments") which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Treaty, and counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") publicly available prior to the date hereof.

        This summary assumes the Proposed Amendments will be enacted in the form proposed and does not take into account or anticipate any other changes in law or any changes in the CRA's administrative policies and assessing practices, whether by way of judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Proposed Amendments will be enacted as proposed or at all, or that legislative, judicial, or administrative changes will not modify or change the statements expressed herein.

        This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in common shares. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or income tax advice to any particular Non-Resident Holder. Non-Resident Holders should consult their own income tax advisors with respect to the tax consequences applicable to them having regard to their own particular circumstances.

Amounts Determined in Canadian Dollars

        Generally, for purposes of the Tax Act, all amounts relating to the common shares (including dividends, cost, adjusted cost base, and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars or other currencies must be converted into Canadian dollars using the daily exchange rate published by the Bank of Canada on the particular date the particular amount arose, or such other rate of exchange as may be accepted by the CRA. Holders may therefore realize additional income or gain by virtue of changes in foreign exchange rates and are advised to consult with their own tax advisors in this regard. Currency tax issues are not discussed further in this summary.

Dividends on common shares

        Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on common shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Treaty to 15% if the beneficial owner of such dividend is a U.S. Resident. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Resident that is a company that owns, directly or indirectly, at least 10% of our voting stock. In addition, under the Treaty, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Residents that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

Disposition of common shares

        A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of common shares, unless the common shares constitute "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and are not "treaty-protected property" (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition.

        Generally, as long as a common share is listed on a designated stock exchange as defined in the Tax Act (which includes the TSX and NYSE American) at the time of its disposition, such common share will not constitute "taxable Canadian property" of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition, the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm's length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons which do not deal at arm's length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of our shares, and (b) more than 50% of the fair market value of the common share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as defined in the Tax Act), "timber resource properties" (as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists). The Tax Act may also deem common shares to be taxable Canadian property to a Non-Resident Holder in certain circumstances.

        Even if the common shares are considered to be taxable Canadian property to a Non-Resident Holder, the Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of common shares if the common shares are "treaty-protected property" of the Non-Resident Holder at the time of the disposition. In the case of a U.S. Resident, the common shares of such U.S. Resident will generally constitute "treaty-protected property" for purposes of the Tax Act unless the value of the common shares is derived principally from real property situated in Canada. For this purpose, "real property" has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

Taxation of Capital Gains and Capital Losses

        If the common shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, such Non-Resident Holder will realize a capital gain (or incur a capital loss) on the disposition of such common shares equal to the amount by which the aggregate proceeds of disposition, net of any reasonable expenses incurred for the purpose of making the disposition, exceed (or are exceeded by) the aggregate adjusted cost base to the Non-Resident Holder of such common shares immediately before the disposition.

        Generally one-half of any such capital gain (a "taxable capital gain") realized by a Non-Resident Holder must be included in the Non-Resident Holder's income for the taxation year in which the disposition occurs. Subject to, and in accordance with, the provisions of the Tax Act, one-half of any capital loss incurred by a Non-Resident Holder (an "allowable capital loss") must generally be deducted from taxable capital gains realized by the Non-Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, to the extent and under the circumstances provided in the Tax Act.

        Non-Resident Holders whose common shares are taxable Canadian property should consult their own advisors.

DESCRIPTION OF THE COMMON SHARES

        We are authorized to issue an unlimited number of common shares without par value of which 64,095,073 common shares were issued and outstanding as at the date hereof. Shareholders are entitled to receive notice of and attend all meetings of shareholders with each common share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. The rights of shareholders may be altered with the approval of the shareholders of the Company by way of a simple majority or more of the common shares voted at a meeting of the Company's shareholders called and held in accordance with the Articles of the Company and applicable law, or by being consented to in writing by the shareholders of the Company who, in the aggregate, hold shares carrying at least 2/3 of the votes entitled to be cast on the resolution. Shareholders are entitled to dividends if, as and when declared by our board of directors. Shareholders are entitled upon our liquidation, dissolution or winding-up to receive our remaining assets available for distribution to shareholders.

PLAN OF DISTRIBUTION

        We have entered into an equity distribution agreement with BMO Capital Markets Corp. under which we may offer and sell our common shares from time to time up to an aggregate sales price of $12,000,000 through BMO Capital Markets Corp., acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act. No sales of our common shares under this prospectus will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

        BMO Capital Markets Corp. will not undertake any act, advertisement, solicitation, conduct or negotiation directly or indirectly in furtherance of the sale of our common shares in Canada, undertake an offer or sale of any of our common shares to a person that it knows or has reason to believe is in Canada or has been pre-arranged with a buyer in Canada, or to any person who it knows or has reason to believe is acting on behalf of persons in Canada, or to any person whom it knows or has reason to believe intends to reoffer, resell or deliver our common shares to any persons in Canada or acting on behalf of persons in Canada.

        Each time we wish to issue and sell common shares under the equity distribution agreement, we will notify BMO Capital Markets Corp. of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed BMO Capital Markets Corp., unless BMO Capital Markets Corp. declines to accept the terms of such notice, BMO Capital Markets Corp. has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of BMO Capital Markets Corp. under the equity distribution agreement to sell our common shares are subject to a number of conditions that we must meet. The settlement of sales of shares between us and BMO Capital Markets Corp. is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BMO Capital Markets Corp. may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        We will pay BMO Capital Markets Corp. a commission of up to 3.0% of the gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse BMO Capital Markets Corp. for the fees and disbursements of its U.S. and Canadian counsel, payable upon execution of the sales agreement, in an amount not to exceed $115,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to BMO Capital Markets Corp. under the terms of the equity distribution agreement, will be approximately $350,000, which includes legal, accounting and printing costs and various other fees associated with registering the common shares. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

        BMO Capital Markets Corp. will provide written confirmation to us before the open on the NYSE American on the day following each day on which common shares are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us.

        In connection with the sale of our common shares on our behalf, BMO Capital Markets Corp. will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of BMO Capital Markets Corp. will be deemed to be underwriting commissions or discounts. We have agreed to indemnify BMO Capital Markets Corp. against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments BMO Capital Markets Corp. may be required to make in respect of such liabilities.

        The offering of common shares pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all common shares subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement as permitted therein. We and BMO Capital Markets Corp. may each terminate the equity distribution agreement at any time upon ten days' prior notice.

        This summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. A copy of the equity distribution agreement will be filed as an exhibit to a current report on Form 6-K filed under the Exchange Act, and incorporated by reference in the registration statement on Form F-3 of which this prospectus supplement forms a part.

        BMO Capital Markets Corp. and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, BMO Capital Markets Corp. may actively trade our securities for its own account or for the accounts of customers, and, accordingly, BMO Capital Markets Corp. may at any time hold long or short positions in such securities.

        A prospectus supplement and the accompanying prospectus in electronic format may be made available and distributed by BMO Capital Markets Corp. electronically.

LEGAL MATTERS

        Unless otherwise specified in this prospectus supplement relating to any offering of securities under this prospectus supplement and the accompanying prospectus, certain legal matters in connection with the offering of the securities will be passed upon on our behalf by Gowling WLG (Canada) LLP, as to Canadian legal matters, and Dorsey & Whitney LLP, as to U.S. legal matters, and on behalf of the Agent by Blake, Cassels & Graydon LLP as to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP as to U.S. legal matters.

LEGAL PROCEEDINGS

        On August 28, 2018, we received a summons issued by Africa Wide Mineral Prospecting and Exploration (Pty) Limited, which we refer to as Africa Wide, in the High Court of South Africa whereby Africa Wide, formerly the holder of a 17.1% interest in Maseve, has instituted legal proceedings in South Africa against our wholly-owned subsidiary, PTM RSA, RBPlat and Maseve, collectively referred to herein as the "defendants", in relation to the Maseve sale transaction. In its particulars of claim, Africa Wide sought to set aside the Maseve sale transaction, or alternatively sought to be paid the "true value" of its 17.1% shareholding in Maseve, to be determined at the time prior to the implementation of stage one of the Maseve sale transaction. Africa Wide claims that (i) pursuant to the term sheet pertaining to the Maseve sale transaction the defendants disposed of Maseve's main asset (allegedly the plant and certain surface rights) without Africa Wide's consent as required under the Maseve shareholders agreement; (ii) such disposal significantly devalued its shares in Maseve which (iii) resulted in the disposal of Africa Wide's shares in Maseve through a drag-along provision in Maseve's constitutional documents and (iv) Africa Wide did not have an election to refuse to dispose of its shareholding.

        On November 21, 2018, in the High Court of South Africa, RBPlat, filed exceptions to Africa Wide's "particulars of claim on the grounds that they were vague and embarrassing and/or lacked averments necessary to sustain a cause of action". We were not required to file any motion or heads of arguments related to the Africa Wide particulars of claim until such time as the exceptions filed by RBPlat were heard and ruled upon by the High Court.

        Both Africa Wide and RBPlat filed heads of arguments relating to RBPlat's requested exceptions with the High Court on or around March 11, 2019. Subsequently, on March 27, 2019, the High Court in Johannesburg held a hearing at which RBPlat's exceptions were argued before a judge. At the conclusion of the hearing, the judge ordered that RBPlat's exceptions be upheld. Africa Wide was also ordered to pay costs. Africa Wide was given leave by the High Court to amend its particulars of claim within fifteen court days (approximately three calendar weeks) if they wished to attempt to progress their claim.

        On April 17, 2019, Africa Wide filed amended particulars of claim with the High Court of South Africa, wherein Africa Wide is seeking to set aside the Maseve sale transaction. Africa Wide claims (i) that pursuant to the definitive legal agreements pertaining to the Maseve sale transaction the defendants disposed of Maseve's main asset (allegedly the plant and certain surface assets) without Africa Wide's consent as required under the

Maseve shareholders agreement; (ii) had it not been for such disposal, Africa Wide would not have disposed of its shares in Maseve; and (iii) that Africa Wide was forced to dispose of its shares in Maseve. In the alternative, Africa Wide seeks merely to set aside the sale of the plant and certain surface assets. On May 9, 2019, we filed notice in the High Court requiring Africa Wide to produce those agreements and documents upon which it has based its claim. Africa Wide responded to the effect that the requested documentation was either in our possession or not required for the defendants to plead. We filed a plea of our defenses to Africa Wide's claims on July 19, 2019. RBPlat and Maseve likewise filed pleas of their defenses on the same date. All of the defendants, when so doing, also raised a special plea of non-joinder, on the basis that Africa Wide has not, on its own version of the facts and events contended for, joined all parties to the proceedings who have a direct and substantial interest in the relief that Africa Wide seeks. After initially resisting these special pleas, Africa Wide has subsequently conceded the need to join additional defendants. After bringing a joinder application, Africa Wide further amended its particulars of claim. While both we and RBPlat believe, after receiving legal advice, that the Africa Wide action, as amended, remains factually and legally defective in certain material respects, no assurance can be provided that we will prevail in this action.

INDEPENDENT AUDITOR

        Our auditors, PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia, report that they are independent from us within the meaning of the Code of Professional Conduct of Chartered Professional Accountants of British Columbia, Canada, and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC.

 STATEMENTS BY EXPERTS

        The following persons, firms and companies are named, with their consent, as having prepared or certified a report, valuation, statement or opinion in this prospectus supplement, either directly or in a document incorporated by reference.

Name and Address	Description
Charles Muller (B. Sc. (Hons) Geology) Pri., Sci. Nat. CJM Consulting (Pty) Ltd. Ruimsig Office Park 193 Hole-In-One Ave, Ruimsig Roodepoort, 1735 Johannesburg, South Africa	Author of the Waterberg DFS Technical Report.
Michael K. Murphy, B.Sc. Engineering (mining), P. Eng. Stantec International Consulting LLC. 3133 West Frye Road, Suite 300 Chandler, Arizona 85226	Author of the Waterberg DFS Technical Report.
Gordon I. Cunningham, B. Eng.(Chemical), Pr. Eng. (ECSA), FSAIMM Turnberry Projects (Pty) Ltd. PO Box 2199, Rivonia Sandton, 2128 South Africa	Author of the Waterberg DFS Technical Report.
R. Michael Jones, P. Eng. Platinum Group Metals Ltd. Suite 838 – 1100 Melville Street Vancouver, BC, Canada V6E 4A6
The non-independent qualified person for all scientific and technical information included in the prospectus supplement and the documents incorporated by reference therein that is not attributed to Charles Muller.
PricewaterhouseCoopers LLP 250 Howe Street, Suite 1400 Vancouver, BC, Canada V6C 3S7	The auditor's report dated November 25, 2019 relating to the Annual Financial Statements included in the Form 20-F.

INTERESTS OF EXPERTS AND COUNSEL

        None of the experts named in the foregoing section, nor the counsel named under "Legal Matters" (provided, however that we make no representations with respect to Blake, Cassels & Graydon LLP or Skadden, Arps, Slate, Meagher & Flom LLP in their respective capacities as Canadian and U.S. counsel to the Agent), was employed on a contingent basis or owns an amount of common shares in our company or our subsidiaries which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering of securities, except that R. Michael Jones is our President and Chief Executive Officer, and owns 38,559 of our common shares, options to acquire an additional 875,000 of our common shares, and RSUs for an additional 110,159 common shares as of the date of this prospectus supplement.

 EXPENSES

        The following is a statement of expenses incurred in connection with this offering, which excludes the $24,119 registration fee paid to the SEC in connection with the filing of the Form F-3 registration statement under which this offering is being made. All amounts shown are estimates.

Legal fees and expenses	$300,000
Underwriters' fees and expenses	$40,000
Printing fees	$10,000

Total	$350,000

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its principal offices in the cities of Toronto, Ontario and Vancouver, British Columbia.

        The U.S. co-transfer agent for our common shares is Computershare Trust Company, N.A., at its offices in Golden, Colorado.

ADDITIONAL INFORMATION

        Statements included or incorporated by reference in this prospectus supplement about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance an investor should refer to any such contracts, agreements or other documents incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        We are subject to the information requirements of the Exchange Act, and in accordance therewith file and furnish reports and other information with the SEC. As a foreign private issuer, certain documents and other information that we file and furnish with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        An investor may read and download the documents we have filed with the SEC under our corporate profile at www.sec.gov. An investor may read and download any public document that we have filed with the Canadian securities regulatory authorities under our corporate profile on the SEDAR website at www.sedar.com. An investor may also access our public filings on our website at www.platinumgroupmetals.net. The references to our website address in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are inactive textual references only, and the information found on our website is not incorporated by reference into, and should not be considered a part of, this prospectus supplement.

PLATINUM GROUP METALS LTD.

$199,000,000
Common Shares
Units
Warrants

        Platinum Group Metals Ltd. may offer and issue from time to time our common shares, warrants to purchase common shares and units consisting of common shares and whole or partial warrants or any combination thereof for up to an aggregate initial offering price of $199,000,000 (or the equivalent thereof in other currencies) during the period that this prospectus, including any amendments hereto, remains effective. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale as set forth in an accompanying prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

        The aggregate market value of our outstanding common shares held by non-affiliates is $32,449,690 based on 33,741,961 common shares outstanding as of June 4, 2019, of which 10,397,171 common shares are held by non-affiliates, at a price per common share of $1.39 based on the closing sale price of our common shares on NYSE American LLC on June 4, 2019. In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

        Our outstanding common shares are listed for trading on the Toronto Stock Exchange under the symbol "PTM" and on the NYSE American under the symbol "PLG". On June 4, 2019, the closing price of the common shares on the Toronto Stock Exchange was CAD$1.85 and the closing price of the common shares on the NYSE American was US$1.39. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. See "Risk Factors".

        Our principal executive offices are located at Suite 838 – 1100 Melville Street, Vancouver, British Columbia, V6E 4A6, Canada, and our telephone number is (604) 899-5450.

        Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, as explained under the heading "Risk Factors" on page 16 of this prospectus.

        Neither the United States Securities and Exchange Commission nor any state or Canadian securities regulator has approved or disapproved of the securities offered hereby, passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is June 5, 2019

ii

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may sell the Securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $199,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

        Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under "Documents Incorporated by Reference," and the additional information described below under "Additional Information."

        We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of common shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

        Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

        You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

        Market data and certain industry forecasts used in this prospectus and the documents incorporated by reference herein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and it does not make any representation as to the accuracy of such information.

        Our consolidated financial statements that are incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS.

        Unless the context otherwise requires, references in this prospectus to the "Company," "we," "us" or "our" include Platinum Group Metals Ltd. and each of our subsidiaries.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation. All statements, other than statements of historical fact, that address activities, events or developments that we believe, expect or anticipate will, may, could or might occur in the future are forward looking statements. The words "expect", "anticipate", "estimate", "may", "could", "might", "will", "would", "should", "intend", "believe", "target", "budget", "plan", "strategy", "goals", "objectives", "projection" or the negative of any of these words and similar expressions are intended to identify forward looking statements, although these words may not be present in all forward looking statements. Forward looking statements included or incorporated by reference in this prospectus and the documents incorporated by reference herein include, without limitation, statements with respect to:

  •
  the timely completion of additional required financings and the potential terms thereof;

  •
  the repayment and compliance with the terms of indebtedness;

  •
  any potential exercise by Impala Platinum Holdings Ltd., which we refer to as Implats, of the call option (as described below);

  •
  any participation in our future financings by Hosken Consolidated Investments Ltd.;

  •
  the completion of the definitive feasibility study for, and other developments related to, the Waterberg Project (as defined below);

  •
  the adequacy of capital, financing needs and the availability and terms of and potential for obtaining further capital;

  •
  revenue, cash flow and cost estimates and assumptions;

  •
  future events or future performance;

  •
  governmental and securities exchange laws, rules, regulations, orders, consents, decrees, provisions, charters, frameworks, schemes and regimes, including interpretations of and compliance with the same;

  •
  developments in South African politics and laws relating to the mining industry;

  •
  anticipated exploration, development, construction, production, permitting and other activities on our properties;

  •
  project economics;

  •
  future metal prices and exchange rates;

  •
  litigation and tax audits;

  •
  mineral reserve and mineral resource estimates; and

  •
  potential changes in the ownership structures of our projects.

        Forward looking statements reflect our current expectations or beliefs based on information currently available to us. Forward looking statements in respect of capital costs, operating costs, production rate, grade per tonne and concentrator and smelter recovery are based upon the estimates in the technical report referred to in this prospectus and in the documents incorporated by reference herein and ongoing cost estimation work, and the forward looking statements in respect of metal prices and exchange rates are based upon the three year trailing average prices and the assumptions contained in such technical report and ongoing estimates.

        Forward looking statements are subject to a number of risks and uncertainties that may cause the actual events or results to differ materially from those discussed in the forward looking statements, and even if events or results discussed in the forward looking statements are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on, us. Factors that could cause actual results or events to differ materially from current expectations include, among other things:

  •
  additional financing requirements;

  •
  our history of losses;

  •
  our inability to generate sufficient additional cash flow to make payment on our indebtedness under our secured loan facility with Liberty Metals & Mining Holdings, LLC, which we refer to as the LMM Facility and LMM respectively, and our convertible notes, and to comply with the terms of such indebtedness, and the restrictions imposed by such indebtedness;

  •
  the LMM Facility is, and any new indebtedness may be, secured and we have pledged our shares of Platinum Group Metals (RSA) Proprietary Limited, our wholly-owned subsidiary located in South Africa which we refer to as PTM RSA, and PTM RSA has pledged its shares of Waterberg JV Resources Proprietary Limited, which we refer to as Waterberg JV Resources, to LMM under the LMM Facility, which, in the event of a default under the LMM Facility or any new secured indebtedness could result in the loss of our interest in PTM RSA and the "Waterberg Project," the group of exploration projects hosting a palladium dominant deposit we discovered after a regional initiative targeting a previously unknown extension to the Northern Limb of the Bushveld Complex in South Africa;

  •
  our negative cash flow;

  •
  our ability to continue as a going concern;

  •
  completion of a definitive feasibility study for the Waterberg Project, which is subject to resource upgrade and economic analysis requirements;

  •
  uncertainty of estimated production, development plans and cost estimates for the Waterberg Project;

  •
  discrepancies between actual and estimated mineral reserves and mineral resources, between actual and estimated development and operating costs, between actual and estimated metallurgical recoveries and between estimated and actual production;

  •
  our ability to regain compliance with NYSE American continued listing requirements;

  •
  fluctuations in the relative values of the U.S. Dollar, the Rand and the Canadian Dollar;

  •
  volatility in metals prices;

  •
  the failure of us or the other shareholders of Waterberg JV Resources to fund our or their pro rata share of funding obligations for the Waterberg Project;

  •
  any disputes or disagreements with the other shareholders of Waterberg JV Resources or Mnombo Wethu Consultants (Pty) Ltd., a South African Broad-Based Black Economic Empowerment company which we refer to as Mnombo, or former shareholders of Maseve Investments 11 (Pty) Ltd., which we refer to as Maseve;

  •
  the inability of Waterberg JV Resources to obtain the mining right for the Waterberg Project for which it has applied;

  •
  delays in obtaining, or a failure to obtain, access to surface rights required for current or future operations;

  •
  our ability to retain our key management employees and skilled and experienced personnel;

  •
  contractor performance and delivery of services, changes in contractors or their scope of work or any disputes with contractors;

  •
  conflicts of interest;

  •
  we are subject to assessment by various taxation authorities, who may interpret tax legislation in a manner different from us, which may negatively affect the final amount or the timing of the payment or refund of taxes;

  •
  any designation of our Company as a "passive foreign investment company" and potential adverse U.S. federal income tax consequences for U.S. shareholders;

  •
  capital requirements may exceed our current expectations;

  •
  the uncertainty of cost, operational and economic projections;

  •
  our ability to negotiate and complete future funding transactions and either settle or restructure our debt as required;

  •
  litigation or other legal or administrative proceedings brought against us;

  •
  actual or alleged breaches of governance processes or instances of fraud, bribery or corruption;

  •
  exploration, development and mining risks and the inherently dangerous nature of the mining industry, including environmental hazards, industrial accidents, unusual or unexpected formations, safety stoppages (whether voluntary or regulatory), pressures, mine collapses, cave ins or flooding and the risk of inadequate insurance or inability to obtain insurance to cover these risks and other risks and uncertainties;

  •
  property and mineral title risks including defective title to mineral claims or property;

  •
  changes in national and local government legislation, taxation, controls, regulations and political or economic developments in Canada, South Africa or other countries in which we do or may carry out business in the future;

  •
  equipment shortages and our ability to acquire the necessary access rights and infrastructure for our mineral properties;

  •
  environmental regulations and the ability to obtain and maintain necessary permits, including environmental authorizations and water use licences;

  •
  extreme competition in the mineral exploration industry;

  •
  the possibility that we may become subject to the Investment Company Act of 1940, as amended;

  •
  delays in obtaining, or a failure to obtain, permits necessary for current or future operations or failures to comply with the terms of such permits;

  •
  the failure to maintain or increase equity participation by historically disadvantaged South Africans in our prospecting and mining operations and to otherwise comply with the Broad Based Socio-Economic Empowerment Charter for the South African Mining Industry, 2018;

  •
  certain potential adverse Canadian tax consequences for foreign-controlled Canadian companies that acquire our common shares;

  •
  risks of doing business in South Africa, including but not limited to, labour, economic and political instability and potential changes to and failures to comply with legislation; and

  •
  the other risks disclosed under the heading "Risk Factors" in this prospectus and in our most recent Form 20-F annual report, as well as in the documents incorporated by reference herein and therein.

        These factors should be considered carefully, and investors should not place undue reliance on the forward looking statements. In addition, although we have attempted to identify important factors that could cause actual actions or results to differ materially from those described in the forward looking statements, there may be other factors that cause actions or results not to be as anticipated, estimated or intended.

        The mineral resource and mineral reserve figures referred to in this prospectus and the documents incorporated herein by reference are estimates and no assurances can be given that the indicated levels of platinum, palladium, rhodium and gold will be produced. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral resource and mineral reserve estimates are imprecise and depend, to a certain extent, upon statistical inferences which may ultimately prove unreliable. Any inaccuracy or future reduction in such estimates could have a material adverse impact on us.

        Any forward looking statement speaks only as of the date on which it is made and, except as may be required by applicable securities laws, we disclaim any intent or obligation to update any forward looking statement, whether as a result of new information, future events or results or otherwise.

CAUTIONARY NOTE REGARDING MINERAL RESERVE AND MINERAL RESOURCE DISCLOSURE

        Estimates of mineralization and other technical information included or incorporated by reference herein have been prepared in accordance with Canada's National Instrument 43-101 — Standards of Disclosure for Mineral Projects. The definitions of proven and probable reserves used in Canada's National Instrument 43-101 differ from the definitions in SEC Industry Guide 7 of the SEC. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. As a result, the reserves we reported in accordance with Canada's National Instrument 43-101 may not qualify as "reserves" under SEC standards. In addition, the terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by Canada's National Instrument 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and have not normally been permitted to be used in reports and registration statements filed with the SEC. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or prefeasibility studies, except in rare cases. See "Reserve and Mineral Resource Disclosure". Additionally, disclosure of "contained ounces" in a resource is permitted disclosure under Canadian securities laws; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measurements. Accordingly, information contained in this prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements of SEC Industry Guide 7. We have not disclosed or determined any mineral reserves under SEC Industry Guide 7 standards in respect of any of our properties.

        Due to the uncertainty that may be attached to inferred mineral resource estimates, it cannot be assumed that all or any part of an inferred mineral resource estimate will be upgraded to an indicated or measured mineral resource estimate as a result of continued exploration. Confidence in an inferred mineral resource estimate is insufficient to allow meaningful application of the technical and economic parameters to enable an evaluation of economic viability sufficient for public disclosure, except in certain limited circumstances set out Canada's National Instrument 43-101. Inferred mineral resource estimates are excluded from estimates forming the basis of a feasibility study.

        Canada's National Instrument 43-101 requires mining companies to disclose reserves and resources using the subcategories of proven reserves, probable reserves, measured resources, indicated resources and inferred resources. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

        A "mineral reserve" is the economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social, governmental and other relevant factors that demonstrate, at the time of reporting, that extraction could reasonably be justified. A mineral reserve includes diluting materials and allowances for losses, which may occur when the material is mined or extracted. A "proven mineral reserve" is the economically mineable part of a measured mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with confidence sufficient to allow the appropriate application of technical and economic parameters to support detailed mine planning and final evaluation of the economic viability of the deposit. A "probable mineral reserve" is the economically mineable part of an indicated, and in some circumstances, a measured mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the appropriate application of technical and economic parameters in sufficient detail to support mine planning and evaluation of the economic viability of the deposit.

        A "mineral resource" is a concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. A "measured mineral resource" is that part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the appropriate application of technical and economic parameters to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. An "indicated mineral resource" is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of technical and economic parameters in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. Mineral resources that are not mineral reserves do not have demonstrated economic viability. An "inferred mineral resource" is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An inferred mineral resource is based on limited information and sampling gathered through appropriate sampling techniques from locations such as outcrops, trenches, pits, workings and drill holes.

        A "feasibility study" is a comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social, governmental and other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. A "preliminary feasibility study" or "pre-feasibility study" is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the applicable mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social, governmental and other relevant operational factors and the evaluation of any other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting. "Cut-off grade" means (a) in respect of mineral resources, the lowest grade below which the mineralized rock currently cannot reasonably be expected to be economically extracted, and (b) in respect of mineral reserves, the lowest grade below which the mineralized rock currently cannot be economically extracted as demonstrated by either a preliminary feasibility study or a feasibility study. Cut-off grades vary between deposits depending upon the amenability of ore to mineral extraction and upon costs of production and metal prices.

 DOCUMENTS INCORPORATED BY REFERENCE

        Copies of the documents incorporated by reference in this prospectus and not delivered with this prospectus may be obtained on written or oral request without charge from Frank Hallam at Suite 838, 1100 Melville Street, Vancouver, British Columbia, Canada, V6E 4A6, telephone (604) 899-5450 and are also available electronically at www.sedar.com and www.sec.gov.

        The following documents, filed or furnished by us with or to the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus:

  (a)
  our Form 20-F annual report for the financial year ended August 31, 2018, filed with the SEC on November 30, 2018, including without limitation, the consolidated financial statements included therein;

  (b)
  the description of our common shares set forth in our annual report on Form 20-F/A filed with the SEC on May 22, 2007 and as further set forth in the (two filings) Amendment No. 1 to our registration statement on Form 8-A (File No. 001-33562) filed with the SEC on February 3, 2016 and Amendment No. 2 (two filings) to our registration statement on Form 8-A (File No. 001-33562) filed with the SEC on December 13, 2018;

  (c)
  Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on April 12, 2019, as amended on May 28, 2019, containing our unaudited condensed consolidated interim financial statements for the three and six months ended February 28, 2019, together with the notes thereto;

  (d)
  Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on January 14, 2019, containing our unaudited condensed consolidated interim financial statements for the three months ended November 30, 2018, together with the notes thereto;

  (e)
  Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on April 12, 2019, containing our management's discussion and analysis for the three and six months ended February 28, 2019;

  (f)
  Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on January 14, 2019, containing our management's discussion and analysis for the three months ended November 30, 2018;

  (g)
  Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on January 18, 2019, containing our management information circular dated January 9, 2019 prepared for the purposes of our annual general meeting held on February 22, 2019;

  (h)
  Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on November 19, 2018, containing Canada's National Instrument 43-101 technical report entitled "Technical Report on the Mineral Resource Update for the Waterberg Project Located in the Bushveld Igneous Complex, South Africa" dated effective September 27, 2018;

  (i)
  Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on September 4, 2018, containing our material change report announcing that Waterberg JV Resources had filed a mining right application for the Waterberg Project with South Africa's Department of Mineral Resources;

  (j)
  Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on October 29, 2018, containing our material change report announcing positive results from additional drilling and mineral resource assessment on the Waterberg Project's palladium dominant deposit;

  (k)
  Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on November 20, 2018, containing our material change report announcing a consolidation of our common shares on the basis of one new share for ten old shares;

  (l)
  Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on December 13, 2018, containing our material change report announcing completion of the consolidation of our common shares on the basis of one new share for ten old shares;

  (m)
  Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on February 5, 2019, containing our material change report announcing that we closed a non-brokered private placement of common shares; and

  (n)
  Exhibit 99.2 to our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on February 26, 2018, containing our material change report announcing the results of the Company's annual general meeting.

        In addition, all subsequent annual reports filed by us on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the United States Securities Exchange Act, as amended, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

        Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this Prospectus, except as so modified or superseded.

 ADDITIONAL INFORMATION

        Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance an investor should refer to any such contracts, agreements or other documents incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        We are subject to the information requirements of the Exchange Act, and in accordance therewith files and furnishes reports and other information with the SEC. As a foreign private issuer, certain documents and other information that we file and furnishes with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        An investor may read any document that we have filed with or furnished to the SEC at the SEC's public reference room in Washington, D.C. An investor may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. An investor should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. An investor may read and download the documents we have filed with the SEC under our corporate profile at www.sec.gov. An investor may read and download any public document that we have filed with the Canadian securities regulatory authorities under our corporate profile on the SEDAR website at www.sedar.com. An investor may also access our public filings on our website at www.platinumgroupmetals.net.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are a company organized and existing under the Business Corporations Act (British Columbia). A majority of our directors and officers, and some or all of experts named in this prospectus and the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for investors who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of the Company's directors, officers and experts under the United States federal securities laws. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces and territories of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province or territory in Canada in which the claim is brought.

NOTICE REGARDING NON-IFRS MEASURES

        This prospectus and the documents incorporated by reference herein include certain terms or performance measures that are not defined under IFRS, such as cash costs, all-in sustaining costs and total costs per payable ounce, realized price per ounce, adjusted net income (loss) before tax, adjusted net income (loss) and adjusted basic earnings (loss) per share. We believe that, in addition to conventional measures prepared in accordance with IFRS, certain investors use this information to evaluate our performance. The data presented is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. These non-IFRS measures should be read in conjunction with our financial statements.

PROSPECTUS SUMMARY

        This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference in this prospectus or the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference herein, and in particular, the information under the heading "Risk Factors" in this prospectus and in the Form 20-F.

        Certain capitalized terms used in this summary refer to definitions contained elsewhere in this prospectus.

Overview

        We are a platinum and palladium focused exploration and development company conducting work primarily on mineral properties we have staked or acquired by way of option agreements or applications in the Republic of South Africa. Our material mineral property is the Waterberg Project. The Waterberg Project is comprised of two adjacent project areas formerly known as the Waterberg joint venture project and the Waterberg extension project. The Waterberg Project is held by Waterberg JV Resources, in which we are the largest owner, with a 50.02% beneficial interest. Our wholly-owned direct subsidiary, PTM RSA, directly holds 37.05% of this interest, and 12.974% is held indirectly through PTM RSA's 49.9% interest in Mnombo, a Black Economic Empowerment company which holds 26.0% of Waterberg JV Resources. PTM RSA is a participant in the Waterberg Project, together with Implats, Mnombo, Japan Oil, Gas and Metals National Corporation, which we refer to as JOGMEC, and HANWA Co., Ltd. PTM RSA is the operator of the Waterberg Project. Implats has been granted a call option exercisable in certain circumstances to purchase and earn into a 50.01% interest in Waterberg JV Resources.

        We have sold all of our rights and interests, indirectly held through PTM RSA, in Maseve, including the Maseve platinum and palladium mine and Project 3 of what was formerly the Western Bushveld Joint Venture both located on the Western Limb of the Bushveld Complex. Currently, we consider the Waterberg Project to be our sole material mineral property.

        Our principal executive office is located at Suite 838 – 1100 Melville Street, Vancouver, BC, Canada V6E 4A6 and our telephone number is (604) 899-5450.

Recent Updates

  Waterberg

        On September 21, 2017 we completed the transfer of all Waterberg Project prospecting permits held in trust by PTM RSA into Waterberg JV Resources. Effective September 21, 2017 Waterberg JV Resources owned 100% of the prospecting rights comprising the entire Waterberg Project area and Waterberg JV Resources was owned 45.65% by PTM RSA, 28.35% by JOGMEC and 26% by Mnombo.

        On October 16, 2017 we announced the execution of definitive agreements in connection with a transaction with Implats involving the Waterberg Project. Pursuant to this transaction, Implats purchased Waterberg JV Resources shares representing a 15.0% interest in the Waterberg Project from PTM RSA (8.6%) and JOGMEC (6.4%) for US$30.0 million (of which PTM RSA's pro rata share was US$17.2 million). Pursuant to the transaction with Implats, Implats also acquired a call option to increase its stake in Waterberg JV Resources to 50.01% through additional share purchases and earn-in arrangements and acquired a right of first refusal to smelt and refine Waterberg Project concentrate. The initial transaction closed on November 6, 2017. Certain of the proceeds of the initial transaction were ring-fenced by PTM RSA and disbursed to cover our share of the costs of a definitive feasibility study. Implats will have an option within 90 business days of the completion by Waterberg JV Resources and approval by Waterberg JV Resources or Implats of the planned definitive feasibility study to elect to exercise the call option to increase its interest in Waterberg JV Resources up to 50.01% by purchasing an additional 12.195% equity interest from JOGMEC for US$34.8 million and earning into the remaining interest by making a firm commitment to an expenditure of US$130.0 million in development work. The preparation of the planned definitive feasibility study is currently underway and is expected to be completed in the third calendar quarter of 2019.

        On March 8, 2018, JOGMEC announced that it had signed a memorandum of understanding with HANWA Co., Ltd to transfer 9.755% of its 21.95% interest in Waterberg JV Resources to HANWA, which was the result of HANWA winning JOGMEC's public tender held on February 23, 2018. On October 24, 2018, HANWA and JOGMEC entered into a transfer agreement, which was completed in March 2019. JOGMEC was not required to obtain approval from any South African governmental or regulatory agency prior to transferring this interest. Following the HANWA transfer, we continue to hold a 50.02% effective interest in Waterberg JV Resources, JOGMEC now holds a 12.195% interest, Implats holds a 15% interest, HANWA holds a 9.755% interest and empowerment partner Mnombo holds the effective balance of the joint venture.

        On October 25, 2018, we reported an updated independent 4E (palladium, platinum, rhodium and gold) resource estimate for the Waterberg Project. The updated independent 4E resource estimate followed the completion of a drilling campaign in 2018, resulting in increased confidence in the estimated mineral resources for the project, with 6.26 million 4E ounces now recognized in the higher confidence measured category. Mineral resources estimated in the combined measured and indicated categories increased by 1.46 million 4E ounces to an aggregate 26.34 million 4E ounces. Inferred mineral resources are estimated at 7.0 million 4E ounces. The aggregate T Zone and F Zone measured and indicated resource is comprised of 63% palladium, 29% platinum, 6% gold and 1% rhodium (242.5 Million Tonnes at 3.38 g/t 4E). The T Zone measured and indicated mineral resources increased in grade from 3.88g/t 4E from the 2016 Pre-Feasibility Study) to 4.51 g/t 4E. All of the preceding was estimated at a 2.5 g/t 4E cut-off grade.

  Realization of Proceeds of Maseve Sale Transaction

        On January 11, 2019, we delivered a payment of $8.0 million to LMM in partial settlement of the LMM Facility. The amount paid represented net proceeds from the recent sale of 4.52 million common shares of Royal Bafokeng Platinum Limited, which we refer to as RBPlat. We received the shares in April 2018 upon completion of stage two of the sale of the Maseve mine to RBPlat.

  Private Placement and Warrant Exercises

        On February 4, 2019, we completed a non-brokered private placement of 3,124,059 common shares at a price of US$1.33 for aggregate gross proceeds of US$4.155 million. We paid a 6% cash finder's fee on a portion of the private placement. Hosken Consolidated Investments Ltd., an existing major shareholder, subscribed for 2,141,942 common shares.

        Between September 24, 2018 and April 11, 2019, we issued a total of 968,770 common shares pursuant to warrant exercises at a price of US$1.70 per share, for aggregate gross proceeds of US$1,646,909. These warrant exercises were completed mostly by two of our major shareholders.

  Expiration of Shareholder Rights Plan

        Our shareholder rights plan expired in accordance with its terms following the completion of our annual general meeting of shareholders on February 22, 2019. The rights previously issued to our shareholders pursuant to the terms of this plan are of no further force and effect.

  Appointment of Director

        Mr. Stuart Harshaw, 52, was appointed to our board of directors on April 15, 2019 bringing the number of directors to seven. Mr. Harshaw is also a member of the board of directors of Constantine Metal Resources, International Tower Hill Mines and Laurentian University of Sudbury, Canada. Mr. Harshaw retired in 2017 as the Vice President, Ontario Operations, for Vale Canada Limited, and worked at Vale, and its predecessor company Inco Ltd., in operations, marketing and strategic planning from 1990 to 2017. Although Mr. Harshaw was previously a consultant to our company, the board of directors has determined that Mr. Harshaw is an independent director.

        The term of office for Mr. Harshaw will expire at the next annual general meeting of shareholders where he can be nominated for election. There is no family relationship between Mr. Harshaw and any of the other members of the board. Furthermore, there are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which Mr. Harshaw was selected as a director of the board. As of the date of this prospectus, Mr. Harshaw owns directly 5,000 of our common shares, and 16,800 options to purchase common shares of the Company at an exercise price of CAD$2.61 per common share, expiring on April 9, 2024.

  Tax Audit

        During the 2014, 2015 and 2016 fiscal years, our wholly-owned subsidiary PTM RSA claimed unrealized foreign exchange differences as income tax deductions in its South African corporate tax returns in the amount of Rand 1.4 billion. The exchange losses emanate from a Canadian dollar denominated shareholder loan that we advanced to PTM RSA, and weakening of the Rand. Under applicable South African tax legislation, exchange losses can be claimed in the event that the shareholder loan is classified as a current liability as determined by IFRS.

        For the years in question, the intercompany debt was classified as current in PTM RSA's audited financial statements. During 2018, the South African Revenue Service, or SARS, conducted an income tax audit of the 2014 to 2016 years of assessment and issued PTM RSA with a letter of audit findings on November 5, 2018. SARS proposed that the exchange losses be disallowed on the basis that SARS is not in agreement with the reclassification of the shareholder loan as a current liability. SARS also invited us to provide further information and arguments if we disagreed with the audit findings. On the advice of our legal and tax advisors, we are in strong disagreement with the proposed interpretation by SARS.

        We responded to the SARS letter on January 31, 2019 and again on April 5, 2019 following a request for additional information on March 20, 2019. We also met with SARS, together with our advisors, on May 30, 2019 in order to address any remaining concerns that SARS may have. As of the date of this prospectus, this matter is unresolved. Any additional tax assessment issued by SARS will be legally contested by PTM RSA.

        In the event that the exchange losses are disallowed by SARS, we estimate for the years under review that PTM RSA's exposure would be taxable income of approximately Rand 182 million and an income tax liability of approximately Rand 51 million (approximately $3.47 million based on the daily exchange rates reported by the Bank of Canada on June 4, 2019). For fiscal years 2017 and 2018 we estimate that a further Rand 266 million in income could be subject to taxation at a rate of approximately 28% if our exchange losses are disallowed by SARS. SARS may apply interest and penalties to any amounts due, which could be substantial. We believe that the accounting classification of the shareholder loan is correct and that no additional tax assessment is warranted; however, we cannot assure you that SARS will not issue a reassessment or that we will be successful in legally contesting any such assessment. Any assessment could have a material adverse effect on our business and financial condition.

  NYSE American

        Due to a decline in our shareholders' equity and market capitalization, on April 10, 2018, we received a letter from the NYSE American stating that we were not in compliance with the continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide. In order to maintain our listing, we needed to submit a plan of compliance by May 10, 2018 addressing how we intend to regain compliance with Section 1003(a) of the NYSE American Company Guide by October 10, 2019. We timely submitted a plan to the NYSE American.

        Due to the low selling price of the common shares, on May 23, 2018, we received an additional letter from the NYSE American stating that we are not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the NYSE American Company Guide. Effective December 13, 2018, we completed a consolidation of our common shares on a basis of one new share for 10 old shares, which brought the selling price of our common shares back into compliance with the continued listing standards.

        On June 21, 2018, the NYSE American notified us that our plan of compliance has been accepted. Therefore, although we are not currently in compliance with NYSE American listing standards, our listing is being continued pursuant to an exception. We will be subject to periodic reviews by the NYSE American. If we are not in compliance with the NYSE American Company Guide by the deadlines adopted by the NYSE American, or if we do not make progress consistent with the plan, the NYSE American will initiate delisting procedures as appropriate. In the interim, our common shares are expected to continue to be listed on the NYSE American while we attempt to regain compliance with the continued listing standards.

        Section 1003(a) of the NYSE American Company Guide sets forth minimum shareholders' equity requirements for a company listed on the NYSE American. It also provides that the NYSE American will not normally consider suspending dealings in, or removing from the list, the securities of an issuer if the issuer is in compliance with the following alternative listing standards: (A) total value of market capitalization of at least US$50.0 million; or total assets and revenue of US$50.0 million each in its last fiscal year, or in two of its last three fiscal years; and (B) the issuer has at least 1,100,000 shares publicly held, a market value of publicly held shares of at least US$15.0 million and 400 round lot shareholders. In order to satisfy the alternative listing standards, we must regain a market capitalization of US$50.0 million or more for a period that the NYSE American considers adequate. These standards in no way limit or restrict the NYSE American's discretionary authority to suspend dealings in, or remove, a security from listing.

  Financing and Repayment of Indebtedness

        As at February 28, 2019, we held cash and cash equivalents of US$3.1 million and a working capital deficit of US$44 million, due primarily to the US$42.1 million then outstanding under the LMM Facility, which matures on October 31, 2019. We currently have limited financial resources and no sources of operating revenues. Our ability to continue operations in the normal course of business and to repay the LMM Facility and our other indebtedness when due will depend upon our ability to secure additional funding and/or modify the terms of our existing indebtedness. Our management is actively exploring our funding alternatives, including through discussions with potential funding sources. Potential alternatives that our management has considered or will consider include, without limitation, private or public offerings of our equity or debt, amendments to our existing indebtedness, conversions of our existing indebtedness into equity, exercises of outstanding warrants, sales of assets and strategic partnerships.

DESCRIPTION OF EXISTING INDEBTEDNESS

LMM Facility

        On November 20, 2015, we drew down $40 million from the LMM Facility, pursuant to the credit agreement entered into on November 2, 2015, which was later amended and restated on October 30, 2017 and again on February 12, 2018 and subsequently amended on February 28, 2018, May 1, 2018, May 10, 2018, August 21, 2018, October 18, 2018, December 14, 2018 and January 31, 2019, with LMM. The interest rate on the LMM Facility is LIBOR plus 9.5%.

        Payment and performance of our obligations under the LMM Facility are guaranteed by PTM RSA and secured by a security interest in favor of LMM, on behalf of the lenders, in all of our present and after-acquired real and personal property, together with the proceeds thereof, and a pledge over all of the issued shares in the capital of PTM RSA and the shares that PTM RSA holds in Waterberg JV Resources. The LMM Facility contains various representations, warranties and affirmative and negative covenants from us, and provisions regarding default and events of default, in each case relating to us and our related entities, including Waterberg JV Resources and Mnombo.

        After the May 10, 2018 amendment to the LMM Facility, we were required to raise a minimum of $15 million in financing before May 31, 2018, pay $12 million from such financing to reduce indebtedness under the LMM Facility and not otherwise be in default under the LMM Facility. We met all of these conditions, and as a result, the LMM Facility maturity date was extended to October 31, 2019. Interest will continue to accrue and be capitalized until the maturity date.

        On October 18, 2018, LMM granted us a waiver permitting us to complete an equity financing of up to $6.0 million by way of a private placement issuance before November 30, 2018, without LMM exercising its right to receive and apply 50% of the net proceeds of such offering to reduce indebtedness under the LMM Facility. On November 28, 2018, LMM extended this waiver to December 31, 2018 and confirmed that the equity financing may be effected, in whole or in part, by way of exercise of warrants held by certain of our shareholders. On December 20, 2018, LMM further extended this waiver to January 31, 2019.

        In the January 31, 2019 amendment to the LMM Facility, LMM agreed to further extend this waiver to March 31, 2019. LMM subsequently agreed to a further extension of the waiver to April 11, 2019. We are otherwise required to pay LMM 50% of the proceeds from any financings in excess of $500,000 as well as 50% of the proceeds from the exercise of common share purchase warrants to reduce indebtedness under the LMM Facility. After March 31, 2019, we are required to maintain a minimum of $1.0 million in unrestricted cash and cash equivalents and working capital in excess of $500,000; however, LMM has granted us a waiver of these covenants until August 31, 2019.

        In April and May of 2018, we paid $23.1 million of the amount owed to LMM under the LMM Facility and in connection with the termination of a previously-existing production payment obligation, consisting of $11.1 million from proceeds of the Maseve sale transaction and $12.0 million from the May 2018 financing. After the production payment termination fee of $15 million was paid to LMM, the remaining $8.1 million was applied against the LMM Facility and accrued interest. On January 11, 2019, we paid a further $8.0 million to LMM from the proceeds of the sale of the RBPlat shares we received in the sale of Maseve. As at May 31, 2019 $43.4 million was owed to LMM under the LMM Facility, including principal and accrued interest.

Convertible Senior Subordinated Notes

        On June 30, 2017, we issued and sold to certain institutional investors $20 million aggregate principal amount of 6 7/8% convertible senior subordinated notes due 2022, which we refer to as the Notes. The Notes bear interest at a rate of 6 7/8% per annum, payable semi-annually on January 1 and July 1 of each year, beginning on January 1, 2018, in cash or at our election, in our common shares or a combination of cash and our common shares, and will mature on July 1, 2022, unless earlier repurchased, redeemed or converted. An additional interest charge of 0.25% for the period January 1, 2018 to March 31, 2018, plus a further 0.25% for the period April 1, 2018 to July 1, 2018, was added to the coupon rate of the Notes at our election to not file a prospectus and a registration statement for the Notes with Canadian securities regulatory authorities and with the U.S. Securities and Exchange Commission. After July 1, 2018, the Notes once again bear interest at the coupon rate of 6 7/8% per annum. After giving effect to a conversion, $19.99 million principal amount of Notes remain outstanding.

        Subject to certain exceptions, the Notes are convertible at any time at the option of the holder, and may be settled, at our election, in cash, common shares, or a combination of cash and common shares. If any Notes are converted on or prior to the three and one-half year anniversary of the issuance date, the holder of the Notes will also be entitled to receive an amount equal to the remaining interest payments on the converted Notes to the three and one-half year anniversary of the issuance date, discounted by 2%, payable in common shares. The initial conversion rate of the Notes was 1,001.1112 common shares per $1,000 principal amount of Notes, which was equivalent to an initial conversion price of approximately $0.9989 per common share (on a pre-consolidation basis), representing a conversion premium of approximately 15% above the NYSE American closing sale price for our common shares of $0.8686 per share on June 27, 2017. After giving effect to the December 13, 2018 share consolidation, the conversion rate is 100.1111 per $1,000, which is equivalent to a conversion price of approximately $9.989 per common share. The conversion rate will be subject to adjustment upon the occurrence of certain events. If we pay interest in common shares, such shares will be issued at a price equal to 92.5% of the simple average of the daily volume-weighted average price of the common shares for the 10 consecutive trading days ending on the second trading day immediately preceding the payment date, on the NYSE American exchange or, if the common shares are not then listed on the NYSE American exchange, on the principal U.S. national or other securities exchange or market on which the common shares are then listed or admitted for trading.

        Notwithstanding the foregoing, no holder will be entitled to receive common shares upon conversion of Notes to the extent that such receipt would cause the converting holder or persons acting as a "group" to become, directly or indirectly, a "beneficial owner" (as defined in the indenture governing the Notes, dated June 30, 2017 between us and The Bank of New York Mellon, as amended, of more than 19.9% of the common shares outstanding at such time or, in the case of a certain note holder, if it or its affiliates would become a "beneficial owner" of more than 4.9% of the common shares outstanding at such time. In addition, we will not issue an aggregate number of common shares pursuant to the Notes that exceeds 19.9% of the total number of common shares outstanding on June 30, 2017. The maximum number of common shares we may issue under the Notes is 2,954,278 on a post-share consolidation basis.

        On or after July 1, 2018 and before July 1, 2019, we have the right to redeem all or part of the Notes at a price, payable in cash, of 110.3125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; on or after July 1, 2019 and before July 1, 2020, we have the right to redeem all or part of the outstanding Notes at a price, payable in cash, of 105.15625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding, the redemption date; and on or after July 1, 2010, until the maturity date, we have the right to redeem all or part of the outstanding Notes at a price, payable in cash, of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

        Upon the occurrence of a fundamental change as defined in the indenture, we must offer to purchase the outstanding Notes at a price, payable in cash, equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

        The Notes are unsecured senior subordinated obligations and will be subordinated in right of payment to the prior payment in full of all of our existing and future senior indebtedness pursuant to the indenture. We may issue additional Notes in accordance with the terms and conditions set forth in the indenture. The indenture contains certain additional covenants, including covenants restricting asset dispositions, issuances of capital stock by subsidiaries, incurrence of indebtedness, business combinations and share exchanges.

        As at the date of this prospectus, we have issued a total of 1,549,027 common shares pursuant to conversions of and interest payments on the Notes, leaving approximately 1,405,251 common shares eligible for issuance pursuant to further interest payments or conversions. Any payments in excess of such amounts must be made in cash, which will have an adverse effect on our cash flows.

        For more information regarding the LMM Facility and Notes, see "Risk Factors" in our Form 20-F incorporated by reference herein and the other information contained or incorporated by reference in this prospectus.

RISK FACTORS

        An investment in our securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities. You should carefully consider the risk factors in our Form 20-F incorporated by reference herein and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act and Canadian securities laws and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities. Any of the matters highlighted in these risk factors could have a material adverse effect on our business, results of operations and financial condition, causing an investor to lose all, or part of, its, his or her investment.

        The risks and uncertainties described in the documents incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are not aware of or focused on, or that we currently deem to be immaterial, may also impair our business operations and cause the trading price of our Securities to decline.

SHARE CONSOLIDATIONS AND SELECTED FINANCIAL DATA

        On January 28, 2016, our common shares were consolidated on the basis of one new share for ten old shares (1:10). On December 13, 2018, our common shares were consolidated once again on the basis of one new share for ten old shares (1:10).

        Unless otherwise stated, all information in this Form F-3 regarding the issued and outstanding common shares, options, warrants and convertible notes, including applicable purchase, exercise and conversion prices, weighted average number and per share or per security information has been retrospectively restated to reflect the 2016 and 2018 share consolidations.

        In the table below, we have revised the selected financial data set forth under Item 3.A. of our most recent Form 20-F annual report, which is incorporated herein by reference, to provide the relevant share and per share data on a post-consolidation basis. For further information, see Item 3.A of the Form 20-F.

Selected Financial Data	Year Ended 31-Aug-18	Year Ended 31-Aug-17	Year Ended 31-Aug-16	Year Ended 31-Aug-15
	(in thousands of USD, except share and per share data)
Other Income	2,056	3,143	1,133	3,781
Net Loss	41,024	590,371	36,651	3,972
Loss Per Share	1.93	43.04	2.57	0.55
Dividends per Share	—	—	—	—

	31-Aug-18	31-Aug-17	31-Aug-16	31-Aug-15	1-Sep-14
Working Capital	7,744	13,258	(20,683)	33,114	86,579
Total Assets	41,849	100,528	519,858	498,342	506,055
Long Term Liabilities	57,807	61,046	56,823	8,626	12,159
Mineral Properties	29,406	22,900	22,346	24,629	28,154
Property Plant and Equipment	1,057	1,543	469,696	417,177	356,483
Shareholder's Equity	(19,530)	(23,226)	419,448	473,346	467,617
Capital Stock	818,454	800,894	714,190	681,762	573,800
Number of Shares	29,103,411	14,846,938	8,885,703	7,689,430	5,513,128

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated income statements of us and our consolidated subsidiaries should be read together with our condensed consolidated interim statements of loss and comprehensive loss (income) for the six months ended February 28, 2019 and our consolidated statements of loss (income) and comprehensive loss (income) for the years ended August 31, 2018 and 2017, which are incorporated by reference into this prospectus.

        On September 6, 2017, we announced that we had entered into a term sheet to sell all of our rights and interests in Maseve to RBPlat. Definitive legal agreements for this sale were executed on November 23, 2017 and the sale closed in April 2018. The consideration we ultimately received was $61 million in cash and approximately 4.52 million shares of RBPlat.

        As we had an active plan in place to sell all of our rights and interests in Maseve at August 31, 2017, Maseve was impaired and presented as an asset held for sale at August 31, 2017.

        The following unaudited pro forma income statements have been prepared to give effect to the sale as if it had occurred on August 31, 2017. Changes in the value of RBPlat shares since August 31, 2017 and the possible reduction in interest expense had earlier repayment of indebtedness occurred have not been considered in these pro forma income statements. A pro forma balance sheet is not presented because our consolidated balance sheets as at February 28, 2019 and August 31, 2018 incorporated by reference into this prospectus, give effect to the sale of Maseve. A pro forma income statement for the six months ended February 28, 2019 is presented as there were final closure costs related to Maseve incurred during the first quarter of fiscal 2019.

        These unaudited pro forma income statements have been prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved if the sale of Maseve had been consummated as of the date indicated.

Six months ended February 28, 2019	As Reported (6 months)		Removal of Assets held for sale		Pro Forma
	(in thousands of United States Dollars except share and per share data)
Expenses
General and administrative	$2,909		$—		$2,909
Interest	4,982		—		4,982
Foreign Exchange Gain	558		—		558
Stock compensation expense	16		—		16
Maseve closure, care and maintenance costs	(509)		509	a.	—

Total expenses	$7,956		$509		$8,465
Other Income
Gain on fair value of instruments	2,428		—		2,428
Loss on fair value of marketable securities	(609)		—		(609)
Net finance income	(320)		—		(320)

Loss before Income taxes	$9,455		$509		$9,964
Deferred income tax expense	—		—		—

Loss for the year	$9,455		$509		$9,964
Items that may be subsequently reclassified to net loss:
Currency translation adjustment	(1,208)		—		(1,208)

Comprehensive loss for the year	$8,247		$509		$8,756
Loss Attributable to:
Shareholders of Platinum Group Metals Ltd.	9,455		509		9,964
Non-controlling interest	—		—		—

	$9,455		$509		$9,964
Comprehensive Loss Attributable to:
Shareholders of Platinum Group Metals Ltd.	8,247		509		8,756
Non-controlling interest	—		—		—

	$8,247		$509		$8,756
Basic and diluted loss per common share	$0.32	b.			$0.34	b.
Weighted average number of common shares outstanding	29,709,085	b.			29,709,085	b.

        The following pro forma adjustments are included in the pro forma financial information above:

a. — asset disposed of, so no associated costs incurred
b. — on a post consolidation basis

Year ended August 31, 2018	As Reported		Removal of Assets held for sale		Pro Forma
	(in thousands of United States Dollars except share and per share data)
Expenses
General and administrative	$6,084		$—		$6,084
Interest	18,414		—		18,414
Foreign exchange loss	4,068		—		4,068
Stock compensation expense	77		—		77
Maseve closure, care and maintenance costs	14,437		(14,437)	a.	—

Total expenses	$43,080		$(14,437)		$28,643
Other Income
Gain on fair value of instruments	(3,726)		—		(3,726)
Loss on asset held for sale	2,304		(2,304)	b.	—
Loss on fair value of marketable securities
Net finance income	(739)		—		(739)

Loss before Income taxes	$41,024		$(16,741)		$24,283
Deferred income tax expense	—		—		—

Loss for the year	$41,024		$(16,741)		$24,283
Items that may be subsequently reclassified to net loss:
Currency translation adjustment	(6,350)		—		(6,350)
Tax impact of items previously recorded to comprehensive loss	(15,527)		15,527	c.	—

Comprehensive loss for the year	$19,147		$(1,214)		$17,933
Loss Attributable to:
Shareholders of Platinum Group Metals Ltd.	38,682		(14,399)		24,283
Non-controlling interest	2,342		(2,342)		—

	$41,024		$(16,741)		$24,283
Comprehensive Loss Attributable to:
Shareholders of Platinum Group Metals Ltd.	16,805		1,128		17,933
Non-controlling interest	2,342		(2,342)	d.	—

	$19,147		$(1,214)		$17,933
Basic and diluted loss per common share	$2.03	e.			$1.27	e.
Weighted average number of common shares outstanding	19,053,144	e.			19,053,144	e.

        The following pro forma adjustments are included in the pro forma financial information above:

a. — asset disposed of, so no associated costs incurred
b. — asset held for sale was disposed of
c. — tax impact of disposal would have been recognized in 2017
d. — no income attributed to Maseve minority shareholder
e. — on a post consolidation basis

DILUTION

        Information about the amount and percentage of immediate dilution resulting from any offering of securities made pursuant to this prospectus will be provided by a prospectus supplement.

EXPENSES

        Our costs and expenses relating to the sale of securities being registered hereby will be provided by a prospectus supplement.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures. Each prospectus supplement will contain specific information concerning the use of proceeds from that sale of securities.

        All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our capitalization and indebtedness as of February 28, 2019. This table should be read in conjunction with our condensed consolidated interim statements of loss and comprehensive loss (income) for the six months ended February 28, 2019, which are incorporated herein by reference:

As of February 28, 2019
(US$ in thousands)
Non-Current Indebtedness:
Convertible notes (unsecured)	$15,835
Current Indebtedness:
Loan payable (secured)	$43,780
Accounts payable and other liabilities (unsecured)	$3,720

Total Indebtedness	$63,335

Cash	$3,132

Shareholders' equity:
Share capital (common shares)	$823,229
Contributed surplus	$25,966
Accumulated other comprehensive loss	$(158,881)
Deficit	$(729,651)

Shareholders' equity attributable to our shareholders	$(39,337)

Total Capitalization	$(39,337)

        As of the date of this prospectus, we have outstanding the following rights to acquire our common shares: our convertible notes, the warrants issued in our May 15, 2018 public offering and concurrent private placement (except where this prospectus notes such warrants have been exercised), options to acquire our common shares granted under the terms of our share compensation plan and prior stock option plan, and restricted share units, or RSUs, granted under the terms of our share compensation plan, in each case, as further described in this prospectus and the documents incorporated by reference herein.

        As of the date of this prospectus, the following options to acquire common shares are outstanding under the terms of our share compensation plan or prior stock option plan, each of which was granted to our employees

(including employees who are our executive officers or directors) unless otherwise noted. Subsequent to February 28, 2019, all other options to acquire common shares were cancelled by mutual agreement.

Number of Underlying Common Shares	Exercise Price	Expiration Date
1,554,000(1)	CAD$2.61	April 9, 2024

(1)
Granted on April 9, 2019, vesting one-third on the first day after each of the first three anniversaries of the grant date. Includes a grant of options to acquire 16,800 common shares to each of our non-employee directors at the time of the grant, John Anthony Copelyn, Iain McLean, Timothy Marlow and Diana Walters.

        As of the date of this prospectus, we have outstanding an aggregate of 223,443 restricted share units, or RSUs, which were granted to our employees (including employees who are our executive officers or directors) on April 9, 2019 under the terms of our share compensation plan and that vest one-third on each of the first three anniversaries of the grant date.

        On April 9, 2019, we approved the grant of an aggregate of 150,809 deferred share units, or DSUs, to our non-employee directors. These DSUs vest one-third on the first day after each of the first three anniversaries of the grant date, and are in addition to any DSUs received by such directors upon conversion of director fees. Pursuant to the terms of our DSU plan, all DSUs are cash settled.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement may describe certain Canadian and/or United States federal income tax consequences to investors described therein of the acquisition, ownership, exercise and disposition of securities offered by the prospectus.

DESCRIPTION OF THE COMMON SHARES

        We are authorized to issue an unlimited number of common shares without par value of which 33,741,961 common shares were issued and outstanding as at the date hereof. Shareholders are entitled to receive notice of and attend all meetings of shareholders with each common share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. Shareholders are entitled to dividends if, as and when declared by our board of directors. Shareholders are entitled upon our liquidation, dissolution or winding-up to receive our remaining assets available for distribution to shareholders.

DESCRIPTION OF THE WARRANTS

        We may issue warrants for the purchase of common shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

        The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

  •
  the designation and aggregate number of warrants;

  •
  the price at which the warrants will be offered;

  •
  the currency or currencies in which the warrants will be offered;

  •
  the designation and terms of our common shares purchasable upon exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our common shares may be purchased upon exercise of each warrant;

  •
  the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

  •
  the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

  •
  if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  •
  material United States and Canadian tax consequences of owning the warrants; and

  •
  any other material terms or conditions of the warrants.

        Each warrant will entitle the holder to purchase common shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        The warrant indenture, if any, and the warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of our common shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of our common shares to which the holder of a common share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of common shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of common shares to be issued to holders of warrants.

        Prior to the exercise of any warrants to purchase common shares, holders of the warrants will not have any of the rights of holders of the underlying common shares, including the right to receive payments of dividends, if any, on the underlying common shares, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

        We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

        We may issue units comprising one or more of common shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

        The provisions described in this section, as well as those described under "Description of the Common Shares" and "Description of Warrants" will apply to each unit and to any common share or warrant included in each unit, respectively.

        We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

        We may sell the securities, separately or together: (a) to or through one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. Each prospectus supplement will set forth the terms of the applicable offering, including the name or names of any underwriters or agents, the purchase price or prices of the securities and the proceeds to us from the sale of the securities.

        The securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the NYSE American, if applicable, or other existing trading markets for our common shares. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with an offering at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

        Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        In connection with any offering of securities, except as otherwise set out in a prospectus supplement relating to a particular offering, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Unless otherwise specified in the prospectus supplement relating to any offering of securities under this prospectus, certain legal matters in connection with the offering of the securities will be passed upon on our behalf by Gowling WLG (Canada) LLP, as to Canadian legal matters, and Dorsey & Whitney LLP, as to U.S. legal matters.

LEGAL PROCEEDINGS

        On August 28, 2018, we received a summons issued by Africa Wide Mineral Prospecting and Exploration (Pty) Limited, which we refer to as Africa Wide, in the High Court of South Africa whereby Africa Wide, formerly the holder of a 17.1% interest in Maseve, has instituted legal proceedings in South Africa against our wholly-owned subsidiary, PTM RSA, RBPlat and Maseve, collectively referred to herein as the "defendants", in relation to the Maseve sale transaction. In its particulars of claim, Africa Wide sought to set aside the Maseve sale transaction, or alternatively sought to be paid the "true value" of its 17.1% shareholding in Maseve, to be determined at the time prior to the implementation of stage one of the Maseve sale transaction. Africa Wide claims that (i) pursuant to the term sheet pertaining to the Maseve sale transaction the defendants disposed of Maseve's main asset (allegedly the plant and certain surface rights) without Africa Wide's consent as required under the Maseve shareholders agreement; (ii) such disposal significantly devalued its shares in Maseve which (iii) resulted in the disposal of Africa Wide's shares in Maseve through a drag-along provision in Maseve's constitutional documents and (iv) Africa Wide did not have an election to refuse to dispose of its shareholding.

        On November 21, 2018 in the High Court of South Africa, RBPlat, filed exceptions to Africa Wide's "particulars of claim on the grounds that they were vague and embarrassing and/or lacked averments necessary to sustain a cause of action". We were not required to file any motion or heads of arguments related to the Africa Wide particulars of claim until such time as the exceptions filed by RBPlat were heard and ruled upon by the High Court.

        Both Africa Wide and RBPlat filed heads of arguments relating to RBPlat's requested exceptions with the High Court on or around March 11, 2019. Subsequently, on March 27, 2019, the High Court in Johannesburg held a hearing at which RBPlat's exceptions were argued before a judge. At the conclusion of the hearing the judge ordered that RBPlat's exceptions be upheld. Africa Wide was also ordered to pay costs. Africa Wide was given leave by the High Court to amend its particulars of claim within fifteen court days (approximately three calendar weeks) if they wished to attempt to progress their claim.

        On April 17, 2019, Africa Wide filed amended particulars of claim with the High Court of South Africa, wherein Africa Wide is seeking to set aside the Maseve sale transaction. Africa Wide claims (i) that pursuant to the definitive legal agreements pertaining to the Maseve sale transaction the defendants disposed of Maseve's main asset (allegedly the plant and certain surface assets) without Africa Wide's consent as required under the Maseve shareholders agreement; (ii) had it not been for such disposal, Africa Wide would not have disposed of its shares in Maseve; and (iii) that Africa Wide was forced to dispose of its shares in Maseve. In the alternative, Africa Wide seeks merely to set aside the sale of the plant and certain surface assets. Senior counsel for RBPlat and PTM RSA have both reviewed the amended particulars of claim as filed by Africa Wide. While both we and RBPlat believe, after receiving legal advice, that the Africa Wide action, as amended, remains factually and legally defective in certain material respects, no assurance can be provided that we will prevail in this action.

INDEPENDENT AUDITOR

        Our auditors, PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia, report that they are independent from us within the meaning of the Code of Professional Conduct of Chartered Professional Accountants of British Columbia, Canada, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC.

STATEMENTS BY EXPERTS

        The following persons, firms and companies are named, with their consent, as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference.

Name and Address	Description

Charles Muller (B. Sc. (Hons) Geology) Pri., Sci. Nat., CJM Consulting (Pty) Ltd. Ruimsig Office Park 193 Hole-In-One Ave Ruimsig, Roodepoort 1735 Johannesburg South Africa	Author of the Waterberg Technical Report.
R. Michael Jones P. Eng., Platinum Group Metals Ltd. Suite 838 – 1100 Melville Street Vancouver, BC Canada V6E 4A6

The non-independent qualified person for all scientific and technical information included in the Prospectus and the documents incorporated by reference therein that is not attributed to Charles Muller.

PricewaterhouseCoopers LLP 250 Howe Street, Suite 1400 Vancouver, BC Canada V6C 3S7	The auditor's report dated November 29, 2018 relating to the Annual Financial Statements included in the Form 20-F

INTERESTS OF EXPERTS AND COUNSEL

        None of the experts named in the foregoing section, nor the counsel named under "Legal Matters", was employed on a contingent basis or owns an amount of common shares in our company or our subsidiaries which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering of securities, except that R. Michael Jones is our President and Chief Executive Officer, and owns 36,559 of our common shares, options to acquire an additional 375,000 of our common shares, and RSUs for an additional 50,159 common shares as of the date of this prospectus.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common shares is Computershare Investor Services Inc. at its principal offices in the cities of Toronto, Ontario and Vancouver, British Columbia.

        The U.S. co-transfer agent for our common shares is Computershare Trust Company, N.A., at its offices in Golden, Colorado.